Exhibit 99.2

Item 8. Financial Statements and Supplementary Data
FCB FINANCIAL HOLDINGS, INC.
CONSOLIDATED FINANCIAL STATEMENTS

MANAGEMENT’S ASSESSMENT OF INTERNAL CONTROL OVER FINANCIAL REPORTING
FCB Financial Holdings, Inc.’s (the “Company”) internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of reliable consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the consolidated financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.
Management is responsible for establishing and maintaining effective internal control over financial reporting and for the assessment of the effectiveness of internal control over financial reporting. Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, based on the 2013 updated framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. Based upon its assessment, management has concluded that, as of December 31, 2017, the Company’s internal control over financial reporting is effective based on the criteria established in Internal Control—Integrated Framework.
Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, has been audited by Grant Thornton LLP, an independent public accounting firm, as stated in their report dated February 23, 2018.

FCB FINANCIAL HOLDINGS, INC.

Date:	February 23, 2018	/s/ Kent S. Ellert
Kent S. Ellert
President and Chief Executive Officer
(Principal Executive Officer)

Date:	February 23, 2018	/s/ Jack Partagas
Jack Partagas
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
FCB Financial Holdings, Inc.

Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of FCB Financial Holdings, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated February 23, 2018 expressed an unqualified opinion.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2010.
Fort Lauderdale, Florida
February 23, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
FCB Financial Holdings, Inc.

Opinion on internal control over financial reporting
We have audited the internal control over financial reporting of FCB Financial Holdings, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2017, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2017, based on criteria established in the 2013 Internal Control—Integrated Framework issued by COSO.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated financial statements of the Company as of and for the year ended December 31, 2017, and our report dated February 23, 2018 expressed an unqualified opinion on those financial statements.
Basis for opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Assessment of Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and limitations of internal control over financial reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ GRANT THORNTON LLP
Fort Lauderdale, Florida
February 23, 2018

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)

	December 31,
	2017	2016
Assets:
Cash and due from banks	$60,787	$52,903
Interest-earning deposits in other banks	55,134	30,973
Investment securities:
Available for sale securities, at fair value	2,120,803	1,876,434
Federal Home Loan Bank and other bank stock, at cost	56,881	51,656
Total investment securities	2,177,684	1,928,090
Loans held for sale	12,736	20,220
Loans:
New loans	7,661,385	6,259,406
Acquired loans	316,399	375,488
Allowance for loan losses	(47,145)	(37,897)
Loans, net	7,930,639	6,596,997
Premises and equipment, net	36,144	36,652
Other real estate owned	14,906	19,228
Goodwill	81,204	81,204
Core deposit intangible	3,668	4,691
Deferred tax assets, net	27,043	61,391
Bank-owned life insurance	201,069	198,438
Other assets	76,065	59,347
Total assets	$10,677,079	$9,090,134
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,236,685	$905,905
Interest-bearing	4,830,525	4,183,972
Total transaction accounts	6,067,210	5,089,877
Time deposits	2,606,717	2,215,794
Total deposits	8,673,927	7,305,671
Borrowings (including FHLB advances of $670,000 and $592,250, respectively)	749,113	751,103
Other liabilities	74,867	50,919
Total liabilities	9,497,907	8,107,693
Commitments and contingencies (Note 17)
Stockholders’ Equity:
Class A common stock, par value $0.001 per share; 100 million shares authorized; 47,065,593, 43,663,586 issued and 44,371,104, 40,969,097 outstanding	47	44
Class B common stock, par value $0.001 per share; 50 million shares authorized; 192,132, 380,606 issued and 0, 197,950 outstanding	—	—
Additional paid-in capital	933,960	875,314
Retained earnings	313,645	188,451
Accumulated other comprehensive income (loss)	8,893	(3,995)
Treasury stock, at cost; 2,694,489, 2,694,489 Class A and 192,132, 192,132 Class B common shares	(77,373)	(77,373)
Total stockholders’ equity	1,179,172	982,441
Total liabilities and stockholders’ equity	$10,677,079	$9,090,134
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share and per share data)

	Years Ended December 31,
	2017	2016	2015
Interest income:
Interest and fees on loans	$295,400	$258,261	$196,123
Interest and dividends on investment securities	78,176	60,706	52,741
Other interest income	525	349	176
Total interest income	374,101	319,316	249,040
Interest expense:
Interest on deposits	66,066	44,329	26,141
Interest on borrowings	12,583	7,271	5,103
Total interest expense	78,649	51,600	31,244
Net interest income	295,452	267,716	217,796
Provision for loan losses	9,415	7,655	6,823
Net interest income after provision for loan losses	286,037	260,061	210,973
Noninterest income:
Service charges and fees	3,736	3,467	3,184
Loan and other fees	11,415	8,895	8,611
Bank-owned life insurance income	5,647	5,192	4,610
FDIC loss share indemnification loss	—	—	(65,529)
Income from resolution of acquired assets	1,973	3,345	9,605
Gain (loss) on sales of other real estate owned	(176)	3,126	8,107
Gain on investment securities	1,933	1,819	1,906
Other noninterest income	10,488	3,873	4,184
Total noninterest income (loss)	35,016	29,717	(25,322)
Noninterest expense:
Salaries and employee benefits	84,830	76,231	69,021
Occupancy and equipment expenses	13,463	13,591	14,397
Loan and other real estate related expenses	3,623	7,356	7,740
Professional services	5,940	5,207	5,412
Data processing and network	12,565	11,461	10,671
Regulatory assessments and insurance	8,971	7,872	8,196
Amortization of intangibles	1,023	1,189	1,631
Marketing and promotions	4,587	3,851	3,612
Other operating expenses	6,692	7,199	5,924
Total noninterest expense	141,694	133,957	126,604
Income before income tax expense	179,359	155,821	59,047
Income tax expense	54,165	55,905	5,656
Net income	$125,194	$99,916	$53,391
Earnings per share:
Basic	$2.92	$2.45	$1.29
Diluted	$2.71	$2.31	$1.23
Weighted average shares outstanding:
Basic	42,887,142	40,716,588	41,300,979
Diluted	46,120,930	43,225,164	43,293,607
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Years Ended December 31,
	2017	2016	2015
Net income	$125,194	$99,916	$53,391
Other comprehensive income (loss):
Unrealized net holding gains (losses) on investment securities available for sale, net of taxes of $(9,244), $(4,467), and $5,399, respectively	14,868	7,115	(8,598)
Reclassification adjustment for realized (gains) losses on investment securities available for sale included in net income, net of taxes of $1,226, $1,048, and $956, respectively	(1,980)	(1,667)	(1,524)
Total other comprehensive income (loss)	12,888	5,448	(10,122)
Total comprehensive income	$138,082	$105,364	$43,269
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Dollars in thousands, except for share data)

	Common Stock Shares Outstanding		Common Stock Issued		Additional Paid in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (loss)	Total Stockholders Equity
	Class A	Class B	Class A	Class B
Balance as of January 1, 2015	34,469,650	6,940,048	$36	$7	$834,538	$35,144	$(18,751)	$679	$851,653
Net income	—	—	—	—	—	53,391	—	—	53,391
Exchange of B shares to A shares	3,206,166	(3,206,166)	3	(3)	—	—	—	—	—
Stock-based compensation and warrant expense	—	—	—	—	5,290	—	—	—	5,290
Excess tax benefit of stock-based compensation	—	—	—	—	2,048	—	—	—	2,048
Treasury stock purchases	(1,050,062)	—	—	—	—	—	(34,884)	—	(34,884)
Stock issued in connection with equity awards and warrants	500,817	—	—	—	8,793	—	—	—	8,793
Other	—	—	—	—	(60)	—	—	—	(60)
Other comprehensive income (loss)	—	—	—	—	—	—	—	(10,122)	(10,122)
Balance as of December 31, 2015	37,126,571	3,733,882	$39	$4	$850,609	$88,535	$(53,635)	$(9,443)	$876,109
Net income	—	—	—	—	—	99,916	—	—	99,916
Exchange of B shares to A shares	3,545,408	(3,545,408)	4	(4)	—	—	—	—	—
Stock-based compensation and warrant expense	—	—	—	—	5,613	—	—	—	5,613
Excess tax benefit of stock-based compensation	—	—	—	—	2,110	—	—	—	2,110
Treasury stock purchases	(717,115)	—	—	—	—	—	(23,738)	—	(23,738)
Stock issued in connection with equity awards and warrants	1,014,233	—	1	—	17,041	—	—	—	17,042
Other	—	—	—	—	(59)	—	—	—	(59)
Other comprehensive income (loss)	—	—	—	—	—	—	—	5,448	5,448
Balance as of December 31, 2016	40,969,097	188,474	$44	$—	$875,314	$188,451	$(77,373)	$(3,995)	$982,441
Net income	—	—	—	—	—	125,194	—	—	125,194
Exchange of B shares to A shares	188,474	(188,474)	—	—	—	—	—	—	—
Stock-based compensation and warrant expense	—	—	—	—	8,038	—	—	—	8,038
Stock issued in connection with equity awards and warrants	3,213,533	—	3	—	50,667	—	—	—	50,670
Other	—	—	—	—	(59)	—	—	—	(59)
Other comprehensive income (loss)	—	—	—	—	—	—	—	12,888	12,888
Balance as of December 31, 2017	44,371,104	—	$47	$—	$933,960	$313,645	$(77,373)	$8,893	$1,179,172
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Years Ended December 31,
	2017	2016	2015
Cash Flows From Operating Activities:
Net income	$125,194	$99,916	$53,391
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	9,415	7,655	6,823
Amortization of intangible assets	1,023	1,189	1,631
Depreciation and amortization of premises and equipment	3,618	3,583	3,792
Amortization of discount on loans	(1,265)	(930)	(2,657)
Net amortization (accretion) of premium (discount) on investment securities	2,166	1,586	1,883
Net amortization (accretion) of premium (discount) on time deposits	—	(50)	(336)
Net amortization (accretion) of premium (discount) on FHLB advances and other borrowings	(846)	(2,635)	(2,609)
Impairment of other real estate owned	670	1,751	728
Impairment of fixed assets HFS	—	48	—
FDIC Loss share indemnification loss	—	—	65,529
(Gain) loss on investment securities	(1,933)	(1,819)	(1,906)
(Gain) loss on sale of loans	(4,860)	(1,635)	(1,717)
(Gain) loss on sale of other real estate owned	176	(3,126)	(8,107)
(Gain) loss on sale of premises and equipment	(34)	48	174
Deferred tax expense	26,329	10,364	(21,395)
Stock-based compensation	8,038	5,613	5,290
Increase in cash surrender value of BOLI	(5,647)	(5,192)	(4,610)
Net change in operating assets and liabilities:
Net change in loans held for sale	9,535	(16,071)	(379)
Settlement of FDIC loss share agreement	—	—	(14,815)
Net change in other assets	(14,112)	8,499	49
Net change in other liabilities	6,679	(10,717)	(12,539)
Net cash provided by (used in) operating activities	164,146	98,077	68,220
Cash Flows From Investing Activities:
Purchase of investment securities available for sale	(884,732)	(750,482)	(676,708)
Sales of investment securities available for sale	223,726	342,137	354,733
Paydown and maturities of investment securities available for sale	451,974	89,421	139,996
Purchase of FHLB and other bank stock	(178,578)	(113,362)	(81,207)
Sales of FHLB and other bank stock	173,353	121,183	88,621
Net change in loans	(1,601,014)	(1,357,875)	(939,514)
Purchase of loans	(11,867)	(200,480)	(395,649)
Proceeds from sale of loans	271,854	106,450	52,362
Purchase of bank-owned life insurance	—	(25,000)	(25,000)
Proceeds from sale of other real estate owned	5,520	34,274	64,139
Purchase of premises and equipment	(3,163)	(4,925)	(1,958)
Proceeds from the sale of premises and equipment	87	1,548	—
Capitalized expenditures on foreclosed real estate	—	(543)	—
Proceeds from life insurance	3,016	—	1,193
Net cash provided by (used in) investing activities	(1,549,824)	(1,757,654)	(1,418,992)
Cash Flows From Financing Activities:
Net change in deposits	1,368,256	1,875,083	1,452,439
Net change in FHLB advances and other borrowings	77,750	(214,250)	(177,186)
Net change in repurchase agreements	(78,894)	(15,195)	94,997
Repurchase of stock	—	(23,738)	(34,884)
Exercise of stock options	50,670	17,042	8,793
Excess tax benefit from share based payments	—	2,110	2,048
Other financing costs	(59)	(59)	(60)
Net cash provided by (used in) financing activities	1,417,723	1,640,993	1,346,147
Net Change in Cash and Cash Equivalents	32,045	(18,584)	(4,625)
Cash and Cash Equivalents at Beginning of Period	83,876	102,460	107,085
Cash and Cash Equivalents at End of Period	$115,921	$83,876	$102,460
Supplemental Disclosures of Cash Flow Information:
Interest paid	$77,859	$50,631	$30,788
Income taxes paid	19,719	60,192	36,304
Supplemental disclosure of noncash investing and financing activities:
Transfer of loans to other real estate owned	$2,044	$12,244	$21,573
The accompanying notes are an integral part of these consolidated financial statements

FCB FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
FCB Financial Holdings, Inc. (the “Company”) is a national bank holding company with one wholly-owned national bank subsidiary, Florida Community Bank, N.A. (“Florida Community Bank” or the “Bank”), headquartered in Weston, Florida, offering a comprehensive range of traditional banking products and services to individual and corporate customers through 46 banking centers located in Florida at December 31, 2017.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, the Bank, and the Bank’s subsidiaries, which consist of a group of real estate holding companies. Intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The Company’s financial reporting and accounting policies conform to U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates subject to significant change include the allowance for loan losses, valuation of and accounting for acquired loans, the carrying value of OREO, the fair value of financial instruments, the valuation of goodwill and other intangible assets, acquisition-related fair value computations, stock-based compensation and deferred taxes.
Business combinations
The Company accounts for transactions that meet the definition of a purchase business combination by recording the assets acquired and liabilities assumed at their fair value upon acquisition. The operations of the acquisitions are included in the consolidated financial statements from the date of acquisition. Intangible assets, indemnification contracts and contingent consideration are identified and recognized individually. If the fair value of the assets acquired exceeds the purchase price plus the fair value of the liabilities assumed, a bargain purchase gain is recognized. Conversely, if the purchase price plus the fair value of the liabilities assumed exceeds the fair value of the assets acquired, goodwill is recognized. The Company’s assumptions utilized to determine the fair value of assets acquired and liabilities assumed conform to market conditions at the date of acquisition. The provisional amounts recorded are updated if better information is obtained about the initial assumptions used to determine fair value or if new information is obtained regarding the facts and circumstances that existed at the date of acquisition. The provisional amounts may be adjusted through the completion of the measurement period, which does not exceed one year from the date of acquisition.
Fair Value Measurement
The Company uses estimates of fair value in applying various accounting standards for its consolidated financial statements on either a recurring or non-recurring basis. Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between willing and able market participants. The Company groups its assets and liabilities measured at fair value in three hierarchy levels, based on the observability and transparency of the inputs. These levels are as follows:
Level 1—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;
Level 2—Observable inputs other than level 1 inputs, including quoted prices for similar assets and liabilities, quoted prices for identical assets and liabilities in less active markets and other inputs that can be corroborated by observable market data;
Level 3—Unobservable inputs supported by limited or no market activity or data and inputs requiring significant management judgment or estimation; valuation techniques utilizing level 3 inputs include option pricing models, discounted cash flow models and similar techniques.

It is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs in estimating fair value. Unobservable inputs are utilized in determining fair value estimates only to the extent that observable inputs are not available. The need to use unobservable inputs generally results from a lack of market liquidity and trading volume. Transfers between levels of fair value hierarchy are recorded at the end of the reporting period.
Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments, allows the Company an irrevocable option for measurement of eligible financial assets or financial liabilities at fair value on an instrument by instrument basis (the fair value option). An election may be made at the time an eligible financial asset, financial liability or firm commitment is recognized or when certain specified reconsideration events occur. The Company has not elected the fair value option for any eligible financial instrument as of December 31, 2017 or 2016.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. A gain or loss is recognized in earnings upon completion of the sale based on the difference between the sales proceeds and the carrying value of the assets. Control over the transferred assets is deemed to have been surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Cash and Cash Equivalents
Cash and cash equivalents include cash and due from banks, interest-bearing deposits with banks, Federal funds sold and securities purchased under resale agreements or similar arrangements. Cash and cash equivalents have original maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.
Restrictions on Cash
The Bank is required to maintain reserve balances with the FRB. Such reserve requirements are based on a percentage of deposit liabilities and may be satisfied by cash on hand or on deposit. Because the amount of cash on hand exceeded the requirement, there was no reserve with the FRB as of December 31, 2017 or 2016.
Investment Securities
Securities transactions are recorded on the trade date basis. The Company determines the classification of investment securities at the time of purchase. If the Company has the intent and the ability at the time of purchase to hold debt securities until maturity, they are classified as held-to-maturity. Investment securities held-to-maturity are stated at amortized cost. Debt securities the Company does not intend to hold to maturity are classified as available for sale and carried at estimated fair value with unrealized gains or losses reported as a separate component of stockholders’ equity in accumulated other comprehensive income, net of applicable income taxes. Available for sale securities are a part of the Company’s asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk or other market factors.
Interest income and dividends on securities are recognized in interest income on an accrual basis. Premiums and discounts on debt securities are amortized as an adjustment to interest income over the period to maturity of the related security using the effective interest method. Realized gains or losses on the sale of securities are determined using the specific identification method.
The Company reviews investment securities for impairment on a quarterly basis or more frequently if events and circumstances warrant. In order to determine if a decline in fair value below amortized cost represents other-than-temporary impairment (“OTTI”), management considers several factors, including but not limited to, the length of time and extent to which the fair value has been less than the amortized cost basis, the financial condition and near-term prospects of the issuer (considering factors such as adverse conditions specific to the issuer and the security and ratings agency actions) and the Company’s intent and ability to retain the investment in order to allow for an anticipated recovery in fair value.

The Company recognizes OTTI of a debt security for which there has been a decline in fair value below amortized cost if (i) management intends to sell the security, (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, or (iii) the Company does not expect to recover the entire amortized cost basis of the security. The amount by which amortized cost exceeds the fair value of a debt security that is considered to have OTTI is separated into a component representing the credit loss, which is recognized in earnings, and a component related to all other factors, which is recognized in other comprehensive income. The measurement of the credit loss component is equal to the difference between the debt security’s amortized cost basis and the present value of its expected future cash flows discounted at the security’s effective yield. If the Company intends to sell the security, or if it is more likely than not it will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the amortized cost basis and fair value of the security.
The Bank, as a member of the FHLB is required to maintain an investment in the stock of the FHLB. No market exists for this stock, and the Bank’s investment can be liquidated only through redemption by the FHLB, at the discretion of and subject to conditions imposed by the FHLB. Historically, FHLB stock redemptions have been at cost (par value), which equals the Company’s carrying value. The Company monitors its investment in FHLB stock for impairment through review of recent financial results of the FHLB including capital adequacy and liquidity position, dividend payment history, redemption history and information from credit agencies. The Company has not identified any indicators of impairment of FHLB stock.
Loans
The Company’s accounting methods for loans differ depending on whether the loans are new (“New” loans) or acquired (“Acquired” loans), and for acquired loans, whether the loans were acquired at a discount as a result of credit deterioration since the date of origination.
New Loans
The Company accounts for originated loans and purchased loans not acquired through business acquisitions as New loans. New loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any allowance for loan losses, unamortized deferred fees and costs and unamortized premiums or discounts. The net amount of nonrefundable loan origination fees and certain direct costs associated with the lending process are deferred and amortized into interest income over the contractual lives of the New loans using methods which approximate the effective yield method. Discounts and premiums are amortized or accreted into interest income over the estimated term of the New loans using methods that approximate the effective yield method. Interest income on New loans is accrued based on the unpaid principal balance outstanding and the contractual terms of the loan agreements.
Acquired Loans
Acquired loans are accounted for under ASC 310-30 unless the loan type is excluded from the scope of ASC 310-30 (i.e. loans where borrowers have revolving privileges at acquisition date, or “Non-ASC 310-30” loans). The Company has elected to account for loans acquired with deteriorated credit quality since origination under ASC 310-30 (“ASC 310-30” loans or pools) due to the following:

•	There is evidence of credit quality deterioration since origination resulting in a “Day 1” discount attributable, at least in part, to credit quality;

•	The loans were acquired in a business combination or asset purchase; and

•	The loans are not to be subsequently accounted for at fair value.
The Company has elected this policy for loans acquired through business combinations exhibiting credit deterioration since origination, except those loan types which have been scoped out of ASC 310-30. Substantially all loans acquired through the FDIC-assisted acquisitions had a fair value discount at acquisition date due at least in part to deterioration in credit quality since origination. However, there was a separate grouping of loans individually identified with substantial credit impairment that would be explicitly scoped into ASC 310-30 from those that were classified by analogy. The Company determined that a loan would be explicitly scoped into ASC 310-30 if there was evidence of credit deterioration at Day 1 and that it was probable that the Company would be unable to collect all contractual cash flows receivable. The loans that were classified by analogy were determined to have evidence of credit deterioration at Day 1 and that it was possible, not probable, that the Company would be unable to collect all contractual cash flows receivable.

For each acquisition, ASC 310-30 loans are aggregated into pools based on common risk characteristics, which includes similar credit risk of the loans based on whether loans were analogized or were explicitly scoped into ASC 310-30, internal risk ratings for commercial real estate, land and development and commercial loans; and performing status for consumer and single family residential loans. Pools of loans are further aggregated by collateral type (e.g. commercial real estate, single family residential, etc.). The Company did not elect to aggregate loans into pools that were acquired from separate acquisitions completed in the same fiscal quarter.
Acquired loans are recorded at their fair value at the acquisition date. Fair value for acquired loans is based on a discounted cash flow methodology that considers factors including the type of loan and related collateral type, delinquency and credit classification status, fixed or variable interest rate, term of loan, whether or not the loan was amortizing, and current discount rates. Additional assumptions used include default rates, loss severity, loss curves and prepayment speeds. Discounts due to credit quality are included in the determination of fair value; therefore an allowance for loan losses is not recorded at the acquisition date. The discount rates used for the cash flow methodology are based on market rates for new originations of comparable loans at the time of acquisition and include adjustments for liquidity concerns. The fair value is determined from the discounted cash flows for each individual loan, and for ASC 310-30 loans are then aggregated at the unit of account, or pool level.
For acquired loans with deteriorated credit quality, the Company makes an estimate of the total cash flows it expects to collect from the loans in each pool, which includes undiscounted expected principal and interest as well as cash received through other forms of satisfaction (e.g. foreclosure). The excess of contractual amounts over the total cash flows expected to be collected from the loans is referred to as non-accretable difference, which is not accreted into income. The excess of the expected undiscounted cash flows over the carrying value of the loans is referred to as accretable discount. Accretable discount is recognized as interest income on a level-yield basis over the expected term of the loans in each pool.
The Company continues to estimate cash flows expected to be collected over the expected term of the ASC 310-30 loans on a quarterly basis. Subsequent increases in total cash flows expected to be collected are recognized as an adjustment to the accretable discount with the amount of periodic accretion adjusted over the remaining expected term of the loans. Subsequent decreases in cash flows expected to be collected over the expected term of the loans are recognized as impairment in the current period through a provision for loan losses.
Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Upon these resolutions, the Company’s policy is to remove an individual ASC 310-30 loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from these resolutions approximates the pool performance expectations of cash flows. The accretable yield percentage is unaffected by the resolution. Any changes in the effective yield for the remaining loans in the pool are addressed by the quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan.
Payments received in excess of expected cash flows may result in an ASC 310-30 pool becoming fully amortized and its carrying value reduced to zero even though outstanding contractual balances remain related to loans in the pool. Once the carrying value of an ASC 310-30 pool is reduced to zero, any future proceeds from the borrower or from the sale of loans are recognized as interest income upon receipt. There were six ASC 310-30 pools whose carrying value had been reduced to zero as of December 31, 2017. These pools had an aggregate Unpaid Principal Balance (“UPB” or “UPBs”) of $399 thousand as of December 31, 2017. For the year ended December 31, 2017, the Company sold approximately $11.7 million of loans accounted for under ASC 310-30. These sales resulted in proceeds that exceeded the carrying value of the accounting pool in which the loans resided of $3.3 million which was recognized as interest income. There were six ASC 310-30 pools whose carrying value had been reduced to zero as of December 31, 2016. These pools had an aggregate UPB of $456 thousand as of December 31, 2016. For the year ended December 31, 2016, the Company sold approximately $75.3 million of loans accounted for under ASC 310-30. These sales resulted in proceeds that exceeded the carrying value of the accounting pool in which the loans resided of $27.2 million which was recognized as interest income.
Non-ASC 310-30 loans are recorded at their estimated fair value as of the acquisition date and subsequently accounted for under ASC Topic 310-20, Receivables—Nonrefundable Fees and Other Costs (“ASC 310-20”). The fair value discount is accreted using methods which approximate the level-yield method over the remaining term of the loans and is recognized as a component of interest income.

Loans Held for Sale
Certain residential fixed rate and adjustable rate mortgage loans originated by the Company with the intent to sell in the secondary market are carried at the lower of cost or fair value, as determined by outstanding commitments from investors or prevailing market prices. These loans are generally sold on a non-recourse basis with servicing released. Gains and losses on the sale of loans recognized in earnings are measured based on the difference between proceeds received and the carrying amount of the loans, inclusive of deferred origination fees and costs, if any.
Nonaccrual Loans
For New and Non-ASC 310-30 loans, the Company classifies loans as past due when the payment of principal or interest is greater than 30 days delinquent based on the contractual next payment due date. The Company’s policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by regulatory authorities. Loans are placed on nonaccrual status when it is probable that principal or interest is not fully collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first. Loans secured by 1-4 single family residential properties may remain in accruing status until they are 180 days past due if management determines that it does not have concern over the collectability of principal and interest because the loan is adequately collateralized and in the process of collection. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period and amortization of any discount ceases. Interest payments received thereafter are applied as a reduction to the remaining principal balance unless management believes that the ultimate collection of the principal is likely, in which case payments are recognized in earnings on a cash basis. Loans are removed from nonaccrual status when they become current as to both principal and interest and the collectability of principal and interest is no longer doubtful.
Generally, a nonaccrual loan that is restructured remains on nonaccrual for a period of six months to demonstrate the borrower can meet the restructured terms. However, performance prior to the restructuring, or significant events that coincide with the restructuring, are considered in assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual status after a shorter performance period. If the borrower’s ability to meet the revised payment schedule is not reasonably assured, the loan remains classified as a nonaccrual loan. Contractually delinquent ASC 310-30 loans are not classified as nonaccrual as long as the discount continues to be accreted on the corresponding ASC 310-30 pool.
Troubled Debt Restructurings
In certain situations, due to economic or legal reasons related to a borrower’s financial difficulties, the Company may grant a concession to the borrower for other than an insignificant period of time that it would not otherwise consider. At that time, except for ASC 310-30 loans, which are accounted for as pools, the related loan is classified as a troubled debt restructuring (“TDR”) and considered impaired. Modified ASC 310-30 loans accounted for in pools are not accounted for as TDRs, are not separated from the pools and are not classified as impaired loans. The concessions granted may include rate reductions, principal forgiveness, payment forbearance, extensions of maturity at rates of interest below those commensurate with the risk profile of the borrower, and other actions intended to minimize economic loss. A troubled debt restructured loan is generally placed on nonaccrual status at the time of the modification unless the borrower has no history of missed payments for six months prior to the restructuring. If the borrower performs pursuant to the modified loan terms for at least six months and the remaining loan balance is considered collectible, the loan is returned to accrual status.
Impaired Loans
An ASC 310-30 pool is considered to be impaired when it is probable that the Company will be unable to collect all the cash flows expected at acquisition, plus additional cash flows expected to be collected arising from changes in estimates after acquisition. All ASC 310-30 pools are evaluated individually for impairment based their expected total cash flows. The discount continues to be accreted on ASC 310-30 pools as long as there are expected future cash flows in excess of the current carrying amount of the pool.
Non-ASC 310-30 and New loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due, according to the contractual terms of the loan agreements.
All Non-ASC 310-30 and New loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as TDRs are reviewed individually for impairment on a quarterly basis.

Allowance for Loan Losses (“ALL”)
The Company’s ALL is established for both performing and nonperforming loans. The Company’s ALL is the amount considered adequate to absorb probable losses within the portfolio based on management’s evaluation of the size and current risk characteristics of the loan portfolio. Such evaluation considers numerous factors including, but not limited to, internal risk ratings, loss forecasts, collateral values, geographic location, borrower FICO scores, delinquency rates, nonperforming and restructured loans, origination channels, product mix, underwriting practices, industry conditions, economic trends and net charge-off trends. The ALL relates to New loans, estimated additional losses arising on Non-ASC 310-30 loans subsequent to the acquisitions and additional impairment recognized as a result of decreases in expected cash flows on ASC 310-30 pools due to further credit deterioration or other factors since the acquisitions. The ALL consists of both specific and general components.
For ASC 310-30 pools, a specific valuation allowance is established when it is probable that the Company will be unable to collect all of the cash flows expected at acquisition, plus the additional cash flows expected to be collected arising from changes in estimates after acquisition. Expected cash flows are estimated on an individual loan basis and then aggregated at the ASC 310-30 pool level. The analysis of expected pool cash flows incorporates updated pool level expected prepayment rate, default rate, delinquency level and loss severity given default assumptions. These analyses incorporate information about loan performance, collateral values, the financial condition of the borrower, internal risk ratings, the Company’s own and industry historical delinquency and default severity data. The carrying value for ASC 310-30 pools is reduced by the amount of the calculated impairment, which is also the basis in which future accretion income is calculated. A charge-off is taken for an individual ASC 310-30 loan when it is deemed probable that the loan will be resolved for an amount less than its carrying value. The charge-off is taken to the specific allowance or mark as applicable. Alternatively, an improvement in the expected cash flows related to ASC 310-30 pools results in a reduction or recoupment of any previously established specific allowance with a corresponding credit to the provision for loan losses. Any recoupment recorded is limited to the amount of the remaining specific allowance for that pool, with any excess of expected cash flow resulting in a reclassification from non-accretable to accretable yield and an increase in the prospective yield of the pool.
The New and Non-ASC 310-30 loan portfolios have limited delinquency and credit loss history and have not yet exhibited an observable loss trend. The credit quality of loans in these loan portfolios are impacted by delinquency status and debt service coverage generated by the borrowers’ businesses and fluctuations in the value of real estate collateral. Management considers delinquency status to be the most meaningful indicator of the credit quality of one-to-four single family residential, home equity loans and lines of credit and other consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non-ASC 310-30 and new commercial, construction, land and development, and commercial real estate loans. Internal risk ratings are a key factor in identifying loans that are individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL. Internal risk ratings are updated on a continuous basis. Relationships with balances in excess of $250,000 are re-evaluated at least annually and more frequently if circumstances indicate that a change in risk rating may be warranted.
New and Non-ASC 310-30 loans of $250,000 or greater with an internal risk rating of substandard or below and on nonaccrual, as well as loans classified as TDR are reviewed individually for impairment on a quarterly basis. The specific allowance established for these loans is based on a thorough analysis of the most probable source of repayment, including the present value of the loan’s expected future cash flows, the loan’s estimated market value or the estimated fair value of the underlying collateral less costs of disposition. General allowances are established for new and Non-ASC 310-30 loans that are not evaluated individually for impairment, which are evaluated by loan category based on common risk characteristics. In this process, general loan loss factors are established based on the following: industry historical losses segmented by portfolio and asset categories; trends in delinquencies and nonaccruals by loan portfolio segment and asset categories within those segments; portfolio segment and asset category production trends, including average risk ratings and loan-to value (“LTV”) ratios; current industry conditions, including real estate market trends; general economic conditions; credit concentrations by portfolio and asset categories; and portfolio quality, which encompasses an assessment of the quality and relevance of borrowers’ financial information and collateral valuations and average risk rating and migration trends within portfolios and asset categories.
Other adjustments for qualitative factors may be made to the allowance after an assessment of internal and external influences on credit quality and loss severity that are not fully reflected in the historical loss or risk rating data. For these measurements, the Company uses assumptions and methodologies that are relevant to estimating the level of impairment and probable losses in the loan portfolio. To the extent that the data supporting such assumptions has limitations, management’s judgment and experience play a key role in recording the allowance estimates. Qualitative adjustments are considered for: portfolio credit quality trends, including levels of delinquency, charge-offs, nonaccrual, restructuring and other factors; policy and credit standards, including quality and experience of lending and credit management; and general economic factors, including national, regional and local conditions and trends.

Additions to the ALL are made by provisions charged to earnings. The allowance is decreased by charge-offs of balances no longer deemed collectible. Charge-offs on new and Non-ASC 310-30 loans are recognized as follows: commercial loans are written-off when management determines them to be uncollectible; for unsecured consumer loans at 90 days past due; and for residential real estate loans and secured consumer loans when they become 120 to 180 days past due, depending on the collateral type. The Company reports recoveries on a cash basis at the time received. Recoveries on ASC 310-30 loans that were charged-off and Non-ASC 310-30 loans that were charged-off prior to the Acquisitions are recognized in earnings as income from resolution of acquired assets and do not affect the allowance for loan losses. All other recoveries are credited to the ALL.
Loss Share Indemnification Asset and Clawback Liability
On March 4, 2015, the Bank entered into an agreement with the FDIC to terminate all loss sharing agreements which were entered into in 2010 and 2011 in conjunction with the Bank’s acquisition of substantially all of the assets (“Covered Assets”) and assumption of substantially all of the liabilities of six failed banks in FDIC-assisted acquisitions. Under the early termination, all rights and obligations of the Bank and the FDIC under the loss share agreements, including the clawback provisions, have been eliminated.
The amounts previously covered by the loss sharing agreements were the pre-acquisition book value of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs applicable to the Covered Assets. As required by the respective loss sharing agreements, the Company submitted a loss share certificate to the FDIC on a quarterly basis requesting reimbursement for losses on covered assets and covered expenses. Covered expenses were recorded in non-interest expense when incurred with an offsetting increase to the loss share indemnification asset and non-interest income for the amount expected to be reimbursed by the FDIC. Certain covered expenses were claimed upon resolution of the Covered Asset, resulting in the expense and the related reimbursements from the FDIC occurring in different periods.
The Company reviewed and updated the cash flows expected to be collected on Covered Assets and the FDIC loss share indemnification asset on a quarterly basis as loss and recovery estimates related to Covered Assets change. Decreases in the amount of cash flows expected to be collected on Covered Loans after acquisition resulted in a provision for loan loss, an increase in the ALL, and a proportional increase to the FDIC loss share indemnification asset and income for the estimated amount to be reimbursed. Increases in the amount of cash flows expected to be collected on Covered Loans after acquisition resulted in the reversal of any previously-recorded provision for loan losses and related ALL and a decrease to the FDIC loss share indemnification asset, or prospective adjustment to the accretable discount if no provision for loan losses had been previously recorded. If no provision for loan losses had been previously recorded, improvements in the expected cash flows from the Covered Loans, which was reflected as an adjustment to yield and accreted into income over the remaining expected term of the loans, decreases the expected cash flows to be collected from the loss sharing agreement, with such decreases reducing the yield to be accreted on a prospective basis if the total expected cash flows from the loss sharing agreement exceeded its carrying amount; and, if the carrying amount of the FDIC loss share indemnification asset exceeded the total expected cash flows, the excess was amortized as a reduction of income over the shorter of (1) the remaining expected term of the respective loans or (2) the remaining term of the loss sharing agreement.
As a result, the value of the FDIC loss share indemnification asset fluctuated over time based upon the performance of the Covered Assets and as the Company received payments from the FDIC under the loss sharing agreements.
The loss sharing agreements between the Company and the FDIC for certain of the Acquisitions included clawback provisions that obligated the Company to pay the FDIC a certain amount in the event that losses incurred by the Company did not reach a specified threshold upon expiration of the loss sharing agreement. The fair value of the clawback liability was initially estimated using the same discounted cash flow model used to determine the loss share indemnification asset, using a discount rate that took into account the Company’s credit risk. The clawback liability was re-measured quarterly based on the terms of the applicable loss sharing agreement, changes in projected losses on Covered Assets and the cumulative servicing amount, if applicable.
The clawback liability was included in other liabilities and the amortization and loss on re-measurement was included in loss share indemnification loss within noninterest income in the accompanying Consolidated Statements of Income.

Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation or amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, except for land which is stated at cost. The useful lives of premises and equipment are: 39 years for bank premises; 3 to 5 years for computer equipment and software; and 5 years for furniture and equipment.
Leasehold improvements are amortized on a straight-line basis over the lesser of the lease terms, including certain renewals that were deemed probable at lease inception, or the estimated useful lives of the improvements. Purchased software and external direct costs of computer software developed for internal use are capitalized provided certain criteria are met and amortized over the useful lives of the software. Rent expense and rental income on operating leases are recorded using the straight-line method over the appropriate lease terms.
Other Real Estate Owned (“OREO”)
Real estate properties acquired through, or in lieu of, foreclosure or in connection with the Acquisitions, are held for sale and are initially recorded at their fair value less disposition costs. When such assets are acquired, any shortfall between the loan carrying value and the estimated fair value of the underlying collateral less disposition costs is recorded as an adjustment to the allowance for loan losses while any excess is recognized in income. The Company periodically performs a valuation of the property held; any excess of carrying value over fair value less disposition costs is charged to earnings as impairment. Routine maintenance and real estate taxes are expensed as incurred.
Bank-Owned Life Insurance (“BOLI”)
The Bank owns life insurance policies on certain directors and current and former employees. These policies are recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement, if applicable. Increases in the cash surrender value of these policies are included in noninterest income in the Consolidated Statements of Income. The Company’s BOLI policies are invested in general account and hybrid account products that have been underwritten by highly-rated third party insurance carriers.
Goodwill and Other Intangible Assets
Goodwill represents the excess of consideration transferred in business combinations over the fair value of net tangible and identifiable intangible assets acquired. Goodwill is not amortized, but is tested for impairment annually or more frequently if events or circumstances indicate that impairment may have occurred. The Company performs its annual goodwill impairment test in the fourth fiscal quarter. The Company has a single reporting unit. The impairment test compares the estimated fair value of the reporting unit to its carrying amount. If the fair value of the reporting unit exceeds its carrying amount, no impairment is indicated. If the fair value of the reporting unit is less than its carrying amount, impairment of goodwill is measured as the excess of the carrying amount of goodwill over its implied fair value. The Company uses the fair value of the Company’s publicly traded stock to estimate the fair value of the reporting unit. The estimated fair value of the reporting unit at the last impairment testing date exceeded its carrying amount; therefore, no impairment of goodwill was indicated.
Core deposit intangible (“CDI”) is a measure of the value of checking and savings deposit relationships acquired in a business combination. The fair value of the CDI stemming from any given business combination is based on the present value of the expected cost savings attributable to the core deposit funding relative to an alternative source of funding. CDI is amortized over the estimated useful lives of the existing deposit relationships acquired, but does not exceed 10 years. The Company evaluates such identifiable intangibles for impairment when events and circumstances indicate that its carrying amount may not be recoverable. If an impairment loss is determined to exist, the loss is reflected as an impairment charge in the Consolidated Statements of Income for the period in which such impairment is identified. No impairment charges were required to be recorded for the years ended December 31, 2017, 2016 or 2015.

Income Taxes
Income tax expense (benefit) is determined using the asset and liability method and consists of income taxes that are currently payable and deferred income taxes. Deferred income tax expense is determined by recognizing deferred tax assets and liabilities for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Changes in tax rates on deferred tax assets and liabilities are recognized in income in the period that includes the enactment date. A valuation allowance is established for deferred tax assets when management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized. In making such determinations, the Company considers all available positive and negative evidence that may impact the realization of deferred tax assets. These considerations include the amount of taxable income generated in statutory carryback periods, future reversals of existing taxable temporary differences, projected future taxable income and available tax planning strategies.
The Company files a consolidated federal income tax return including the results of its wholly owned subsidiary, the Bank. The Company estimates income taxes payable based on the amount it expects to owe the various tax authorities (i.e., federal and state). Income taxes represent the net estimated amount due to, or to be received from, such tax authorities. In estimating income taxes, management assesses the relative merits and risks of the appropriate tax treatment of transactions, taking into account statutory, judicial, and regulatory guidance in the context of the Company’s tax position. Although the Company uses the best available information to record income taxes, underlying estimates and assumptions can change over time as a result of unanticipated events or circumstances such as changes in tax laws and judicial guidance influencing its overall tax position.
An uncertain tax position is recognized only if it is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. The amount of tax benefit recognized in the financial statements is the largest amount of benefit that is more than fifty percent likely to be sustained upon ultimate settlement of the uncertain tax position. If the initial assessment fails to result in recognition of a tax benefit, the Company subsequently recognizes a tax benefit if there are changes in tax law or case law that raise the likelihood of prevailing on the technical merits of the position to more-likely-than-not, the statute of limitations expires, or there is a completion of an examination resulting in a settlement of that tax year or position with the appropriate agency. The Company recognizes interest related to unrecognized tax benefits in income tax expense (benefit) and penalties, if any, in other operating expenses.
Derivatives
The Company accounts for derivative instruments in accordance with ASC Topic 815, “Derivatives and Hedging.” All derivatives are evaluated at inception as to whether or not they are hedging or non-hedging activities, and appropriate documentation is maintained to support the final determination. The Company recognizes all derivatives as either assets or liabilities on the Consolidated Balance Sheets and measures those instruments at fair value.
Certain derivative transactions with a particular counterparty, another financial institution, are subject to an enforceable master netting arrangement. The gross liabilities and gross assets to this counterparty are reported on a net basis.
Management periodically reviews contracts from various functional areas of the Company to identify potential derivatives embedded within selected contracts. As of December 31, 2017, the Company had interest rate derivative contracts that are not designated as hedging instruments. See Note 8 “Derivatives” for a description of these instruments.
Off-Balance Sheet Arrangements
The Company enters into contractual loan commitments to extend credit, normally with fixed expiration dates or termination clauses, at specified rates and for specific purposes. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Substantially all of the commitments to extend credit are contingent upon customers maintaining specific credit standards until the time of loan funding. The Company decreases its exposure to loss under these commitments by subjecting them to credit approval and monitoring procedures.

Standby letters of credit are written conditional commitments issued by the Company to guarantee the performance of a customer to a third party. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount of the commitment. If the commitment is funded, the Company would be entitled to seek recovery from the customer. The Company’s policies generally require that standby letter of credit arrangements contain security and debt covenants similar to those contained in loan agreements.
The Company assesses the credit risk associated with certain commitments to extend credit and establish a liability for probable credit losses. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company records a reserve in the amount considered adequate to absorb estimated losses. Since the Company has limited credit loss history, management performs an analysis of reserve rates for a peer group comprised of banks of similar size, loan portfolio composition and geographic footprint to which FCB, its board of directors, and analysts benchmark the Banks’ performance. This analysis involves calculating an average reserve rate for unfunded commitments using a rolling twelve quarter basis of the most recent data available. Based on this peer group analysis, FCB records a reserve for unfunded commitments calculated using a rate in line with peer banks.
Stock-based Compensation
The Company sponsors an incentive stock option plan established in 2009 (the “2009 Option Plan”) under which options may be granted periodically to key employees and directors of the Company or its affiliates at a specific exercise price to acquire shares of the Company’s Class A common stock. Compensation cost is measured based on the estimated fair value of the award at the grant date and is recognized in earnings on a straight-line basis over the requisite service period. The fair value of stock options is estimated at the date of grant using the Black-Scholes option pricing model. This model requires assumptions as to the expected stock volatility, dividends, terms and risk-free rates. The expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that options are expected to be outstanding from the grant date. The risk-free interest rate is based on the US Treasury yield curve in effect at the time of grant for the appropriate life of each option. The expected dividend yield was determined by management based on the expected dividends to be declared over the expected term of the options.
In the fourth quarter of 2013, the Company established the 2013 Stock Incentive Plan (the “2013 Incentive Plan”) covering its executive management, directors, individual consultants and employees to receive stock awards for the Company’s common stock. The 2013 Incentive Plan provided that the awards were not exercisable until certain performance conditions were met, which included the completion of an IPO raising at least $100 million (a “Qualified IPO”) or a “Special Transaction”, generally defined as the consummation of a transaction representing a change of control of the Company. On August 6, 2014, the Company completed the initial public offering of 7,520,000 shares of Class A common stock for $22.00 per share. This public offering constituted a “Qualified IPO” with respect to the Company’s Option awards and 2013 Incentive Plan.
In 2016, the Company approved the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan (the “2016 Incentive Plan”) covering its executive management, directors, individual consultants and employees. The 2016 Incentive Plan provides that awards may be granted under the plan with respect to an aggregate of 2,000,000 shares of Class A Common Stock of the Company. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. See Note 14 “Stock-based Compensation and Other Benefit Plans” for further information regarding the 2009 Option Plan and the 2013 and 2016 Incentive Plans.
Earnings per Share
Basic earnings per common share is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the effect of common stock equivalents, including stock options and unvested shares, calculated using the treasury stock method. Common stock equivalents are excluded from the computation of diluted earnings per common share in periods in which the effect is anti-dilutive.

Segment Reporting
The Company operates in one reportable segment of business, Community Banking, which includes the Bank, the Company’s sole banking subsidiary. Through the Bank, the Company provides a broad range of retail and commercial banking services. Management makes operating decisions and assesses performance based on an ongoing review of these banking operations, which constitute the Company’s only operating segment.
Recently Adopted Accounting Pronouncements
In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This ASU eliminates equity treatment for tax benefits or deficiencies that result from differences between the compensation cost recognized for GAAP purposes and the related tax deduction at settlement or expiration with such changes recognized in income tax expense and excludes excess tax benefits and tax deficiencies from the calculation of assumed proceeds for earnings per share purposes since such amounts are recognized in the income statement. In addition, this ASU simplifies the statements of cash flows by eliminating the bifurcation of excess tax benefits from operating activities to financing activities. The Company recognized approximately $22.0 million of tax benefit in the consolidated statement of income during the year ended December 31, 2017 as a result of the adoption of this guidance that previously would have been recorded in additional paid in capital. The requirement to recognize excess tax benefits and tax deficiencies in the income statement was applied prospectively. This ASU became effective for the first quarter ended March 31, 2017.
In March 2016, the FASB issued ASU No. 2016-06, “Derivatives and Hedging (Topic 815): Contingent Put and Call Options in Debt Instruments” which clarifies the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this ASU is required to assess the embedded call (put) options solely in accordance with the four-stop decision sequence. This ASU became effective for the first quarter ended March 31, 2017. The adoption of this guidance did not have a material impact on the consolidated financial statements.
In March 2016, the FASB issued ASU No. 2016-07, “Investments-Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting” which eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments require that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. The amendments in this ASU require that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method. This ASU became effective for the first quarter ended March 31, 2017. The adoption of this guidance did not have a material impact on the consolidated financial statements.
In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40)”. This update requires management to evaluate whether there are conditions and events that raise substantial doubt about an entity’s ability to continue as a going concern. The guidance is intended to incorporate into GAAP a requirement that management perform a going concern evaluation similar to the auditor’s evaluation required by standards issued by the Public Company Accounting Oversight Board (“PCAOB”) and American Institute of Certified Public Accountants (“AICPA”). This ASU became effective for the first quarter ended March 31, 2017. The adoption of this guidance did not have a material impact on the consolidated financial statements.

Recent Issued Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Accounting Standards Codification. Under ASU No. 2014-09, revenue should be recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the guidance, an entity should 1) identify the contract(s) with a customer, 2) identify the performance obligations in the contract, 3) determine the transaction price, 4) allocate the transaction price to the performance obligations in the contract, and 5) recognize revenue when the entity satisfies a performance obligation. For public entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. In August 2015, the FASB issued ASU No. 2015-14 delaying the effective date of ASU No. 2014-09. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. This guidance should be applied to all contracts with customers except those that are within the scope of other standards. Since the Company’s revenue is comprised primarily of net interest income from financial instruments that are within the scope of other standards, including loans and securities, the new guidance is not expected to have material impact upon adoption. The Company conducted an analysis to determine the impact this guidance would have on the components of noninterest income and did not identify any material changes on to the method of revenue recognition. Accordingly, the Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows. The Company has elected to adopt the new guidance under the modified retrospective approach.
In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” which:

•
Requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.

•
Simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates that impairment exists, an entity is required to measure the investment at fair value.

•
Eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet.

•	Requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes.

•
Requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

•
Requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements.

•	Clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets.
For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early application by public business entities to financial statements of fiscal years or interim periods that have not yet been issued or, by all other entities, that have not yet been made available for issuance of the following amendments in this ASU are permitted as of the beginning of the fiscal year of adoption:

1.
An entity should present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk if the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

2.	Entities that are not public business entities are not required to apply the fair value of financial instruments disclosure guidance in the General Subsection of Section 825-10-50.
Except for the early application guidance discussed above, early adoption of the amendments in this ASU is not permitted.

An entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption. The amendments related to equity securities without readily determinable fair values (including disclosure requirements) should be applied prospectively to equity investments that exist as of the date of adoption of the ASU. As of December 31, 2017, the Company has equity securities in a net unrealized gain position of $1.6 million that will be reclassified from other comprehensive income to retained earnings upon adoption.
In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” which created Topic 842, Leases, and supersedes the leases requirements in Topic 840, Leases. Topic 842 specifies the accounting for leases. The core principal of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and liabilities. For public entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the amendments in this ASU is permitted. The Company does not believe the adoption of this guidance will have a material impact on its consolidated financial position, results of operations or cash flows.
In May 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” The amendments in this ASU do not change the core principle of the guidance in Topic 606. Rather, the amendments in this ASU clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. The amendments in this ASU affect the guidance in ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which is not yet effective. The effective date and transition requirements for the amendments in this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, deferred the effective date of ASU 2014-09 by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Management does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
In May 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients.” The amendments in this ASU do not change the core principle of the guidance in Topic 606. Rather, the amendments in this ASU clarify the guidance on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications at transition. The amendments in this ASU affect the guidance in ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this ASU are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU 2014-09). ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date”, deferred the effective date of ASU 2014-09 by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Management does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments - Credit losses (Topic 326): Measurement of credit losses on financial instruments.” Topic 326 amends guidance on reporting credit losses for assets held at amortized cost basis and available for sale debt securities. For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For available for sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down. This ASU affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. For public business entities that are SEC filers, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. All entities may adopt the amendments in this ASU earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. An entity will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). A prospective transition approach is required for debt securities for which an other-than-temporary impairment had been recognized before the effective date. The effect of a prospective transition approach is to maintain the same amortized cost basis before and after the effective date of this ASU. Amounts previously recognized in accumulated other comprehensive income as of the date of adoption that relate to improvements in cash flows expected to be collected should continue to be accreted into income over the remaining life of the asset. Recoveries of amounts previously written off relating to improvements in cash flows after the date of adoption should be recorded in earnings when received. The Company is currently evaluating this guidance to determine the impact on its consolidated financial position, results of operations or cash flows.
In August 2016, the FASB issued ASU No. 2016-15, “Statement of cash flows (Topic 230): Classification of certain cash receipts and cash payments.” The objective of this guidance is to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. This ASU addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (COLIs) (including bank-owned life insurance policies (BOLIs)); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this ASU should be applied using a retrospective transition method to each period presented. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated cash flow statement.
In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” The objective of issuing this ASU is to improve the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. Current GAAP prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. This prohibition on recognition is an exception to the principle of comprehensive recognition of current and deferred income taxes in GAAP. As such, the Board decided that an entity should recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. Consequently, the amendments in this guidance eliminate the exception for an intra-entity transfer of an asset other than inventory. For public business entities, the amendments in this guidance are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. That is, earlier adoption should be in the first interim period if an entity issues interim financial statements. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in this ASU should be applied using a retrospective transition method to each period presented. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated cash flow statement.
In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” The amendments in this ASU modify the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. An entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2019 including any interim periods within that reporting period where goodwill impairment tests are performed. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating this guidance to determine the impact on its consolidated financial position, results of operations or cash flows.
In February 2017, the FASB issued ASU No. 2017-05, “Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.” The FASB is issuing this ASU to clarify the scope of Subtopic 610-20, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets, and to add guidance for partial sales of nonfinancial assets. The amendments in this ASU will require all entities to account for the derecognition of a business or nonprofit activity in accordance with Topic 810. The amendments also eliminate several accounting differences between transactions involving assets and transactions involving businesses. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2017. Public entities may apply the guidance earlier but only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.
In March 2017, the FASB issued ASU No. 2017-08, “Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.” This ASU shortens the amortization period for certain purchased callable debt securities held at a premium. The amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. For public business entities, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating this guidance to determine the impact on its consolidated financial position, results of operations or cash flows.
In May 2017, the FASB issued ASU No. 2017-09, “Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting.” This ASU provides clarity when applying the guidance in Topic 718, specifically relating to a modification of a share-based payment award. Entities should treat changes as modifications unless the fair value, vesting conditions, and classification of the modified awards are unchanged from the conditions immediately before the change. The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.” This ASU improves the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements and makes certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP. The amendments in this update better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and presentation of hedge results. For public business entities, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating this guidance to determine the impact on its consolidated financial position, results of operations or cash flows.
In February 2018, the FASB issued ASU 2018-02, “Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.”  This ASU seeks to help entities reclassify certain stranded income tax effects in accumulated other comprehensive income resulting from the Tax Cuts and Jobs Act of 2017 (Tax Reform Act), enacted on December 22, 2017.  ASU 2018-02 was issued in response to concerns regarding current guidance in GAAP that requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with the effect included in income from continuing operations in the reporting period that includes the enactment date, even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in other comprehensive income, rather than net income, and as a result the stranded tax effects would not reflect the appropriate tax rate.  The amendments of ASU 2018-02 allow an entity to make a reclassification from accumulated other comprehensive income to retained earnings for the stranded tax effects, which is the difference between the historical corporate income tax rate of 35.0% and the newly enacted corporate income tax rate of 21.0%.  The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 31, 2018; however, public business entities are allowed to early adopt the amendments of ASU 2018-02 in any interim period for which the financial statements have not yet been issued.  The amendments of ASU 2018-02 may be applied either at the beginning of the period (annual or interim) of adoption or retrospectively to each of the period(s) in which the effect of the change in the U.S. federal corporate tax rate in the Tax Reform Act is recognized.  As a result of the re-measurement of the Company’s deferred tax assets following the enactment of the Tax Reform Act, accumulated other comprehensive income included $1.9 million of stranded tax effects at December 31, 2017.  The Company intends to early adopt the amendments of ASU 2018-02 during the first quarter of 2018 and plans to make an election to reclassify the stranded tax effects from accumulated other comprehensive income to retained earnings at the beginning of the period of adoption.  Disclosures required by the amendments of ASU 2018-02 will be presented in the Quarterly Report on Form 10-Q for the period ending March 31, 2018.  Adoption of ASU 2018-02 is not expected to have a material impact on the Company’s consolidated financial statements.
NOTE 2. INVESTMENT SECURITIES
The amortized cost, gross unrealized gains and losses and approximate fair values of securities available for sale are as follows:

	Amortized Cost	Unrealized		Fair Value
December 31, 2017		Gains	Losses
	(Dollars in thousands)
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$43,471	$38	$671	$42,838
U.S. Government agencies and sponsored enterprises mortgage-backed securities	600,310	1,716	6,789	595,237
State and municipal obligations	26,766	125	719	26,172
Asset-backed securities	608,340	2,306	100	610,546
Corporate bonds and other debt securities	738,994	18,222	1,313	755,903
Preferred stock and other equity securities	88,520	2,279	692	90,107
Total available for sale	$2,106,401	$24,686	$10,284	$2,120,803

	Amortized Cost	Unrealized		Fair Value
December 31, 2016		Gains	Losses
	(Dollars in thousands)
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$16,512	$76	$274	$16,314
U.S. Government agencies and sponsored enterprises mortgage-backed securities	566,377	1,760	9,691	558,446
State and municipal obligations	28,109	148	578	27,679
Asset-backed securities	574,521	3,852	550	577,823
Corporate bonds and other debt securities	560,191	4,490	5,387	559,294
Preferred stock and other equity securities	137,228	814	1,164	136,878
Total available for sale	$1,882,938	$11,140	$17,644	$1,876,434
As part of the Company’s liquidity management strategy, the Company pledges loans and securities to secure borrowings from the FHLB and the FRB. The Company also pledges securities to collateralize repurchase agreements and interest rate swaps. Additionally, the Company has a Letter of Credit with the FHLB to collateralize public funds. The carrying value of all pledged securities totaled $834.9 million and $594.0 million at December 31, 2017 and 2016, respectively.
The amortized cost and estimated fair value of securities available for sale, by contractual maturity, are as follows:

	Amortized Cost	Fair Value
December 31, 2017
	(Dollars in thousands)
Available for sale:
Due in one year or less	$58,061	$58,605
Due after one year through five years	225,134	228,557
Due after five years through ten years	177,272	177,697
Due after ten years	305,293	317,216
U.S. Government agencies and sponsored enterprises obligations, mortgage-backed securities and tax-exempt mortgage securities, and asset-backed securities	1,252,121	1,248,621
Preferred stock and other equity securities	88,520	90,107
Total available for sale	$2,106,401	$2,120,803
For purposes of the maturity table, U.S. Government agencies and sponsored enterprises obligations, agency mortgage-backed securities and asset-backed securities, the principal of which are repaid periodically, are presented as a single amount. The expected lives of these securities will differ from contractual maturities because borrowers may have the right to prepay the underlying loans with or without prepayment penalties.

The following tables present the estimated fair values and gross unrealized losses on investment securities available for sale, aggregated by investment category and length of time individual securities have been in a continuous unrealized loss position as of the periods presented:

	Less than 12 Months		12 Months or More		Total
December 31, 2017	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$31,518	$268	$7,157	$403	$38,675	$671
U.S. Government agencies and sponsored enterprises mortgage-backed securities	207,735	1,836	175,810	4,953	383,545	6,789
State and municipal obligations	192	2	23,813	717	24,005	719
Asset-backed securities	36,542	100	—	—	36,542	100
Corporate bonds and other debt securities	186,052	1,240	10,842	73	196,894	1,313
Preferred stock and other equity securities	6,041	26	20,337	666	26,378	692
Total available for sale	$468,080	$3,472	$237,959	$6,812	$706,039	$10,284

	Less than 12 Months		12 Months or More		Total
December 31, 2016	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(Dollars in thousands)
Available for sale:
U.S. Government agencies and sponsored enterprises obligations	$11,577	$274	$—	$—	$11,577	$274
U.S. Government agencies and sponsored enterprises mortgage-backed securities	372,145	9,261	11,781	430	383,926	9,691
State and municipal obligations	25,490	578	—	—	25,490	578
Asset-backed securities	11,309	21	34,855	529	46,164	550
Corporate bonds and other debt securities	179,925	3,042	77,934	2,345	257,859	5,387
Preferred stock and other equity securities	49,996	1,144	5,123	20	55,119	1,164
Total available for sale	$650,442	$14,320	$129,693	$3,324	$780,135	$17,644
At December 31, 2017, the Company’s security portfolio consisted of 352 securities, of which 143 securities were in an unrealized loss position. A total of 85 were in an unrealized loss position for less than 12 months. The unrealized losses for these securities resulted primarily from changes in interest rates and spreads.
The Company monitors its investment securities for OTTI. Impairment is evaluated on an individual security basis considering numerous factors, and their relative significance. The Company has evaluated the nature of unrealized losses in the investment securities portfolio to determine if OTTI exists. The unrealized losses relate to changes in market interest rates and market conditions that do not represent credit-related impairments. Furthermore, the Company does not intend to sell nor is it more likely than not that it will be required to sell these investments before the recovery of their amortized cost basis. Management has completed an assessment of each security in an unrealized loss position for credit impairment and has determined that no individual security was other-than-temporarily impaired at December 31, 2017 or 2016. The following describes the basis under which the Company has evaluated OTTI:

U.S. Government Agencies and Sponsored Enterprises Obligations and Agency Mortgage-Backed Securities (“MBS”):
The unrealized losses associated with U.S. Government agencies and sponsored enterprises obligations and agency MBS are primarily driven by changes in interest rates. These securities have either an explicit or implicit U.S. government guarantee.
Asset-Backed Securities and Corporate Bonds & Other Debt Securities:
Securities were generally underwritten in accordance with the Company’s investment standards prior to the decision to purchase, without relying on a bond issuer’s guarantee in making the investment decision. These investments are investment grade and will continue to be monitored as part of the Company’s ongoing impairment analysis, but are expected to perform in accordance with their terms.
Preferred Stock and Other Equity Securities:
The unrealized losses associated with preferred stock and other equity securities in large U.S. financial institutions are primarily driven by changes in interest rates and spreads. These securities were generally underwritten in accordance with the Company’s investment standards prior to the decision to purchase.
Gross realized gains and losses on the sale of securities available for sale are shown below. The cost of securities sold is based on the specific identification method.

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Gross realized gains	$4,364	$3,645	$2,065
Gross realized losses	(5,252)	(2,066)	(1,047)
Net realized gains (losses)	$(888)	$1,579	$1,018
NOTE 3. LOANS, NET
The Company’s loan portfolio consists of New and Acquired loans. The Company classifies originated loans and purchased loans not acquired through business combinations as New loans. The Company classifies loans acquired through business combinations as Acquired loans. All acquired loans not specifically excluded under ASC 310-30 are accounted for under ASC 310-30. The remaining portfolio of acquired loans excluded under ASC 310-30 are accounted for under ASC 310-20 and are classified as Non-ASC 310-30 loans.

The following tables summarize the Company’s loans by portfolio and segment as of the periods presented, net of deferred fees, costs, premiums and discounts:

December 31, 2017	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans (1)	Total
	(Dollars in thousands)
Real estate loans:
Commercial real estate	$104,335	$37,736	$2,103,788	$2,245,859
Owner-occupied commercial real estate	—	16,100	987,781	1,003,881
1-4 single family residential	27,513	57,695	2,185,362	2,270,570
Construction, land and development	13,167	5,889	684,462	703,518
Home equity loans and lines of credit	—	34,589	59,636	94,225
Total real estate loans	$145,015	$152,009	$6,021,029	$6,318,053
Other loans:
Commercial and industrial	$12,631	$5,062	$1,634,372	$1,652,065
Consumer	1,423	259	5,984	7,666
Total other loans	14,054	5,321	1,640,356	1,659,731
Total loans held in portfolio	$159,069	$157,330	$7,661,385	$7,977,784
Allowance for loan losses				(47,145)
Loans held in portfolio, net				$7,930,639

December 31, 2016	ASC 310-30 Loans	Non-ASC 310-30 Loans	New Loans (1)	Total
	(Dollars in thousands)
Real estate loans:
Commercial real estate	$130,628	$38,786	$1,438,427	$1,607,841
Owner-occupied commercial real estate	—	18,477	769,814	788,291
1-4 single family residential	31,476	66,854	2,012,856	2,111,186
Construction, land and development	17,657	6,338	651,253	675,248
Home equity loans and lines of credit	—	42,295	49,819	92,114
Total real estate loans	$179,761	$172,750	$4,922,169	$5,274,680
Other loans:
Commercial and industrial	$15,147	$5,815	$1,332,869	$1,353,831
Consumer	1,681	334	4,368	6,383
Total other loans	16,828	6,149	1,337,237	1,360,214
Total loans held in portfolio	$196,589	$178,899	$6,259,406	$6,634,894
Allowance for loan losses				(37,897)
Loans held in portfolio, net				$6,596,997

(1)	Balance includes $(6.6) million and $3.2 million of net deferred fees, costs, and premium and discount as of December 31, 2017 and 2016, respectively.
At December 31, 2017 and 2016, the UPB of ASC 310-30 loans were $183.9 million and $231.5 million, respectively. At December 31, 2017 and 2016, the Company had pledged loans as collateral for FHLB advances of $3.36 billion and $3.20 billion, respectively. The recorded investments of consumer mortgage loans secured by 1-4 family residential real estate properties for which formal foreclosure proceedings are in process as of December 31, 2017 totaled $3.2 million. The balance of real estate owned includes $1.2 million and $1.7 million of residential real estate properties as of December 31, 2017 and 2016, respectively. The Company held $289.1 million and $433.0 million of syndicated national loans as of December 31, 2017 and 2016, respectively.

During the years ended December 31, 2017, 2016 and 2015 the Company purchased approximately $22.9 million, $199.0 million and $379.3 million in primarily 1-4 single family residential loans from third parties.
During the years ended December 31, 2017, 2016 and 2015, the Company sold approximately $383.6 million, $128.7 million and $91.8 million, respectively, in loans to third parties.
The accretable discount on ASC 310-30 loans represents the amount by which the undiscounted expected cash flows on such loans exceed their carrying value. The change in expected cash flow for certain ASC 310-30 loan pools resulted in the reclassification of $(2.3) million, $(28.7) million and $43.0 million between non-accretable and accretable discount during the years ended December 31, 2017, 2016 and 2015, respectively.
Changes in accretable discount for ASC 310-30 loans were as follows:

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Balance at January 1,	$60,990	$144,152	$156,197
Accretion	(17,523)	(54,427)	(55,019)
Reclassifications from non-accretable difference	(2,305)	(28,735)	42,974
Balance at December 31,	$41,162	$60,990	$144,152
NOTE 4. ALLOWANCE FOR LOAN LOSSES
The Company’s accounting method for loans and the corresponding ALL differs depending on whether the loans are New or Acquired. The Company assesses and monitors credit risk and portfolio performance using distinct methodologies for Acquired loans, both ASC 310-30 loans and Non-ASC 310-30 Loans, and New Loans. Within each of these portfolios, the Company further disaggregates the portfolios into the following segments: Commercial real estate, Owner-occupied commercial real estate, 1-4 single family residential, Construction, land and development, Home equity loans and lines of credit, Commercial and industrial and Consumer. The ALL reflects management’s estimate of probable credit losses inherent in each of the segments. During the third quarter of 2017, in response to Hurricane Irma, the Company recorded an unallocated provision expense of $1.5 million to reflect management’s estimate of probable credit losses inherent in the loan portfolio related specifically to the storm.

Changes in the ALL by loan portfolio and segment for the years ended December 31, 2017, 2016, and 2015 are as follows:

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1- 4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at January 1, 2017	$10,123	$2,597	$7,379	$4,677	$648	$12,245	$228	$37,897
Provision (credit) for ASC 310-30 loans	(839)	—	31	(51)	—	(192)	(99)	(1,150)
Provision (credit) for non-ASC 310-30 loans	(8)	(6)	(146)	(11)	(37)	(64)	(29)	(301)
Provision (credit) for New loans	4,723	774	720	(227)	73	3,260	43	9,366
Provision (credit) for Unallocated	—	—	—	—	—	—	—	1,500
Total provision	3,876	768	605	(289)	36	3,004	(85)	9,415
Charge-offs for ASC 310-30 loans	(9)	—	(35)	(43)	—	(29)	—	(116)
Charge-offs for non-ASC 310-30 loans	(30)	—	(69)	—	(7)	(3)	—	(109)
Charge-offs for New loans	(131)	—	—	—	(3)	(150)	—	(284)
Total charge-offs	(170)	—	(104)	(43)	(10)	(182)	—	(509)
Recoveries for ASC 310-30 loans	41	—	—	—	—	70	100	211
Recoveries for non-ASC 310-30 loans	—	—	98	—	—	4	29	131
Recoveries for New loans	—	—	—	—	—	—	—	—
Total recoveries	41	—	98	—	—	74	129	342
Ending ALL balance
ASC 310-30 loans	1,448	—	25	145	—	126	145	1,889
Non-ASC 310-30 loans	338	55	184	36	199	313	6	1,131
New loans	12,084	3,310	7,769	4,164	475	14,702	121	42,625
Unallocated	—	—	—	—	—	—	—	1,500
Balance at December 31, 2017	$13,870	$3,365	$7,978	$4,345	$674	$15,141	$272	$47,145

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1- 4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at January 1, 2016	$8,450	$2,243	$6,425	$3,404	$483	$7,665	$456	$29,126
Provision (credit) for ASC 310-30 loans	(124)	—	3	(128)	—	(108)	(156)	(513)
Provision (credit) for non-ASC 310-30 loans	(1,512)	(401)	(31)	11	(21)	316	8	(1,630)
Provision (credit) for New loans	2,024	756	982	1,351	213	4,440	32	9,798
Total provision	388	355	954	1,234	192	4,648	(116)	7,655
Charge-offs for ASC 310-30 loans	(429)	—	(31)	(33)	—	(79)	(106)	(678)
Charge-offs for non-ASC 310-30 loans	—	(1)	—	—	(35)	—	(6)	(42)
Charge-offs for New loans	—	—	—	—	—	—	—	—
Total charge-offs	(429)	(1)	(31)	(33)	(35)	(79)	(112)	(720)
Recoveries for ASC 310-30 loans	910	—	31	72	—	11	—	1,024
Recoveries for non-ASC 310-30 loans	804	—	—	—	8	—	—	812
Recoveries for New loans	—	—	—	—	—	—	—	—
Total recoveries	1,714	—	31	72	8	11	—	1,836
Ending ALL balance
ASC 310-30 loans	2,255	—	29	239	—	277	144	2,944
Non-ASC 310-30 loans	376	61	301	47	243	376	6	1,410
New loans	7,492	2,536	7,049	4,391	405	11,592	78	33,543
Balance at December 31, 2016	$10,123	$2,597	$7,379	$4,677	$648	$12,245	$228	$37,897

	Commercial Real Estate	Owner- Occupied Commercial Real Estate	1- 4 Single Family Residential	Construction, Land and Development	Home Equity Loans and Lines of Credit	Commercial and Industrial	Consumer	Total
	(Dollars in thousands)
Balance at January 1, 2015	$8,206	$1,020	$4,740	$2,456	$355	$5,745	$358	$22,880
Provision (credit) for ASC 310-30 loans	(1,487)	—	(37)	(681)	—	(39)	175	(2,069)
Provision (credit) for non-ASC 310-30 loans	589	405	46	(39)	138	11	6	1,156
Provision (credit) for New loans	1,012	818	2,066	1,317	122	2,417	(16)	7,736
Total provision	114	1,223	2,075	597	260	2,389	165	6,823
Charge-offs for ASC 310-30 loans	(270)	—	(436)	(56)	—	(643)	(60)	(1,465)
Charge-offs for non-ASC 310-30 loans	—	—	(128)	—	(132)	—	(8)	(268)
Charge-offs for New loans	—	—	—	—	—	(15)	—	(15)
Total charge-offs	(270)	—	(564)	(56)	(132)	(658)	(68)	(1,748)
Recoveries for ASC 310-30 loans	400	—	174	407	—	177	1	1,159
Recoveries for non-ASC 310-30 loans	—	—	—	—	—	—	—	—
Recoveries for New loans	—	—	—	—	—	12	—	12
Total recoveries	400	—	174	407	—	189	1	1,171
Ending ALL balance
ASC 310-30 loans	1,898	—	26	328	—	453	406	3,111
Non-ASC 310-30 loans	1,084	463	332	36	291	60	4	2,270
New loans	5,468	1,780	6,067	3,040	192	7,152	46	23,745
Balance at December 31, 2015	$8,450	$2,243	$6,425	$3,404	$483	$7,665	$456	$29,126
Credit Quality Indicators
In evaluating credit risk, the Company looks at multiple factors; however, management considers delinquency status to be the most meaningful indicator of the credit quality of 1-4 single family residential, home equity loans and lines of credit and consumer loans. Delinquency statistics are updated at least monthly. Internal risk ratings are considered the most meaningful indicator of credit quality for Non-ASC 310-30 and New commercial, construction, land and development and commercial real estate loans. Internal risk ratings are updated on a continuous basis.

The following tables present an aging analysis of the recorded investment for delinquent loans by portfolio and segment (excluding loans accounted for under ASC 310-30):

	Accruing
December 31, 2017	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	Non- Accrual	Total
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$324	$—	$—	$—	$324
Owner-occupied commercial real estate	843	150	—	—	993
1-4 single family residential	1,179	1,310	—	3,167	5,656
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	126	126
Total real estate loans	$2,346	$1,460	$—	$3,293	$7,099
Other loans:
Commercial and industrial	$4,980	$2,167	$—	$—	$7,147
Consumer	—	—	—	—	—
Total other loans	4,980	2,167	—	—	7,147
Total New loans	$7,326	$3,627	$—	$3,293	$14,246

Acquired loans:
Real estate loans:
Commercial real estate	$360	$—	$—	$3,893	$4,253
Owner-occupied commercial real estate	290	—	—	494	784
1-4 single family residential	892	44	—	1,331	2,267
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	1,128	—	—	1,720	2,848
Total real estate loans	$2,670	$44	$—	$7,438	$10,152
Other loans:
Commercial and industrial	$101	$—	$—	$394	$495
Consumer	—	—	—	—	—
Total other loans	101	—	—	394	495
Total acquired loans	$2,771	$44	$—	$7,832	$10,647

	Accruing
December 31, 2016	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	Non- Accrual	Total
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$581	$581
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	1,593	—	—	1,821	3,414
Construction, land and development	449	—	—	—	449
Home equity loans and lines of credit	255	—	—	243	498
Total real estate loans	$2,297	$—	$—	$2,645	$4,942
Other loans:
Commercial and industrial	$—	$—	$—	$—	$—
Consumer	—	—	—	—	—
Total other loans	—	—	—	—	—
Total New loans	$2,297	$—	$—	$2,645	$4,942

Acquired Loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$4,720	$4,720
Owner-occupied commercial real estate	93	—	—	2,502	2,595
1-4 single family residential	207	—	—	2,728	2,935
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	520	42	—	2,557	3,119
Total real estate loans	$820	$42	$—	$12,507	$13,369
Other loans:
Commercial and industrial	$—	$128	$—	$325	$453
Consumer	—	—	—	—	—
Total other loans	—	128	—	325	453
Total acquired loans	$820	$170	$—	$12,832	$13,822
Loans exhibiting potential credit weaknesses that deserve management’s close attention and that, if left uncorrected, may result in deterioration of the repayment capacity of the borrower, are categorized as special mention. Loans with well-defined credit weaknesses including payment defaults, declining collateral values, frequent overdrafts, operating losses, increasing balance sheet leverage, inadequate cash flow, project cost overruns, unreasonable construction delays, past due real estate taxes or exhausted interest reserves, are assigned an internal risk rating of substandard. A loan with a weakness so severe that collection in full is highly questionable or improbable will be assigned an internal risk rating of doubtful.

The following tables summarize the Company’s commercial Non-ASC 310-30 and New loans by key indicators of credit quality. Loans accounted for under ASC 310-30 are excluded from the following analysis because their related allowance is determined by loan pool performance:

December 31, 2017	Pass	Special Mention	Substandard	Doubtful
	(Dollars in thousands)
New loans:
Commercial real estate	$2,095,560	$6,066	$2,162	$—
Owner-occupied commercial real estate	987,781	—	—	—
Construction, land and development	684,462	—	—	—
Commercial and industrial	1,617,462	16,910	—	—
Total New loans	$5,385,265	$22,976	$2,162	$—
Acquired loans:
Commercial real estate	$33,496	$—	$4,240	$—
Owner-occupied commercial real estate	15,607	—	493	—
Construction, land and development	5,889	—	—	—
Commercial and industrial	4,324	—	738	—
Total acquired loans	$59,316	$—	$5,471	$—

December 31, 2016	Pass	Special Mention	Substandard	Doubtful
	(Dollars in thousands)
New loans:
Commercial real estate	$1,435,633	$—	$2,794	$—
Owner-occupied commercial real estate	769,640	174	—	—
Construction, land and development	651,253	—	—	—
Commercial and industrial	1,332,869	—	—	—
Total New loans	$4,189,395	$174	$2,794	$—
Acquired loans:
Commercial real estate	$33,705	$—	$5,081	$—
Owner-occupied commercial real estate	18,388	—	89	—
Construction, land and development	6,338	—	—	—
Commercial and industrial	5,134	—	681	—
Total acquired loans	$63,565	$—	$5,851	$—
Internal risk ratings are a key factor in identifying loans to be individually evaluated for impairment and impact management’s estimates of loss factors used in determining the amount of the ALL.

The following tables show the Company’s investment in loans disaggregated based on the method of evaluating impairment:

	Loans - Recorded Investment			Allowance for Credit Loss
December 31, 2017	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$2,103,788	$—	$—	$12,084	$—
Owner-occupied commercial real estate	—	987,781	—	—	3,310	—
1-4 single family residential	1,096	2,184,266	—	—	7,769	—
Construction, land and development	—	684,462	—	—	4,164	—
Home equity loans and lines of credit	130	59,506	—	66	409	—
Total real estate loans	$1,226	$6,019,803	$—	$66	$27,736	$—
Other loans
Commercial and industrial	$—	$1,634,372	$—	$—	$14,702	$—
Consumer	—	5,984	—	—	121	—
Total other loans	$—	$1,640,356	$—	$—	$14,823	$—

Acquired loans:
Real estate loans:
Commercial real estate	$3,893	$33,843	$104,335	$129	$209	$1,448
Owner-occupied commercial real estate	—	16,100	—	—	55	—
1-4 single family residential	267	57,428	27,513	—	184	25
Construction, land and development	—	5,889	13,167	—	36	145
Home equity loans and lines of credit	495	34,094	—	—	199	—
Total real estate loans	$4,655	$147,354	$145,015	$129	$683	$1,618
Other loans
Commercial and industrial	272	4,790	12,631	272	41	126
Consumer	—	259	1,423	—	6	145
Total other loans	$272	$5,049	$14,054	$272	$47	$271
Total Loans:
Unallocated	$—	$7,977,784	$—	$—	$1,500	$—

	Loans - Recorded Investment			Allowance for Credit Loss
December 31, 2016	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	ASC 310- 30 Loans
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$581	$1,437,846	$—	$221	$7,271	$—
Owner-occupied commercial real estate	—	769,814	—	—	2,536	—
1-4 single family residential	524	2,012,332	—	—	7,049	—
Construction, land and development	—	651,253	—	—	4,391	—
Home equity loans and lines of credit	66	49,753	—	66	339	—
Total real estate loans	$1,171	$4,920,998	$—	$287	$21,586	$—
Other loans
Commercial and industrial	—	1,332,869	—	—	11,592	—
Consumer	—	4,368	—	—	78	—
Total other loans	$—	$1,337,237	$—	$—	$11,670	$—

Acquired Loans:
Real estate loans:
Commercial real estate	$4,720	$34,066	$130,628	$175	$201	$2,255
Owner-occupied commercial real estate	—	18,477	—	—	61	—
1-4 single family residential	1,612	65,242	31,476	88	213	29
Construction, land and development	—	6,338	17,657	—	47	239
Home equity loans and lines of credit	1,050	41,245	—	—	243	—
Total real estate loans	$7,382	$165,368	$179,761	$263	$765	$2,523
Other loans
Commercial and industrial	325	5,490	15,147	325	51	277
Consumer	—	334	1,681	—	6	144
Total other loans	$325	$5,824	$16,828	$325	$57	$421

The following tables set forth certain information regarding the Company’s impaired loans (excluding loans accounted for under ASC 310-30) that were evaluated for specific reserves:

	Impaired Loans - With Allowance			Impaired Loans - With no Allowance
December 31, 2017	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$—	$—	$—	$—	$—
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	—	—	—	1,096	1,096
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	66	66	66	63	63
Total real estate loans	$66	$66	$66	$1,159	$1,159
Other loans
Commercial and industrial	—	—	—	—	—
Consumer	—	—	—	—	—
Total other loans	$—	$—	$—	$—	$—

Acquired loans:
Real estate loans:
Commercial real estate	$336	$347	$129	$3,557	$4,991
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	—	—	—	267	267
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	495	495
Total real estate loans	$336	$347	$129	$4,319	$5,753
Other loans
Commercial and industrial	272	272	272	—	—
Consumer	—	—	—	—	—
Total other loans	$272	$272	$272	$—	$—

	Impaired Loans - With Allowance			Impaired Loans - With no Allowance
December 31, 2016	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance
	(Dollars in thousands)
New loans:
Real estate loans:
Commercial real estate	$581	$581	$221	$—	$—
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	—	—	—	524	524
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	66	66	66	—	—
Total real estate loans	$647	$647	$287	$524	$524
Other loans
Commercial and industrial	—	—	—	—	—
Consumer	—	—	—	—	—
Total other loans	$—	$—	$—	$—	$—

Acquired loans:
Real estate loans:
Commercial real estate	$630	$650	$175	$4,090	$5,397
Owner-occupied commercial real estate	—	—	—	—	—
1-4 single family residential	565	512	88	1,047	1,047
Construction, land and development	—	—	—	—	—
Home equity loans and lines of credit	—	—	—	1,050	1,415
Total real estate loans	$1,195	$1,162	$263	$6,187	$7,859
Other loans
Commercial and industrial	325	325	325	—	—
Consumer	—	—	—	—	—
Total other loans	$325	$325	$325	$—	$—

The following table presents the average recorded investment and interest income recognized during the period subsequent to impairment on loans individually evaluated for impairment:

	Years Ended December 31,
	2017		2016
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
Impaired loans with no related allowance:
Real estate loans:
Commercial real estate	$3,653	$—	$4,245	$—
Owner-occupied commercial real estate	—	—	—	—
1-4 single family residential	1,363	—	816	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	670	—	1,272	—
Total real estate loans	$5,686	$—	$6,333	$—
Other loans:
Commercial and industrial	—	—	—	—
Consumer	—	—	—	—
Total other loans	$—	$—	$—	$—

Impaired loans with an allowance:
Real estate loans:
Commercial real estate	$480	$—	$959	$—
Owner-occupied commercial real estate	—	—	—	—
1-4 single family residential	—	—	424	—
Construction, land and development	—	—	—	—
Home equity loans and lines of credit	66	—	44	—
Total real estate loans	$546	$—	$1,427	$—
Other loans:
Commercial and industrial	317	—	170	—
Consumer	—	—	—	—
Total other loans	$317	$—	$170	$—
NOTE 5. COVERED ASSETS AND LOSS SHARING AGREEMENTS
On March 4, 2015, the Bank entered into an agreement with the FDIC to terminate all loss sharing agreements which were entered into in 2010 and 2011 in conjunction with the Bank’s acquisition of substantially all of the assets and assumption of substantially all of the liabilities of six failed banks in FDIC-assisted acquisitions. Under the early termination agreements, all rights and obligations of the Bank and the FDIC under the loss share agreements, including the clawback provisions, have been eliminated.
The Bank paid the FDIC $14.8 million as consideration for the early termination to settle its obligation under the FDIC Clawback Liability. The early termination was recorded in the Bank’s financial statements by removing the FDIC Indemnification Asset receivable, the FDIC Clawback liability and recording a one-time, pre-tax loss on termination of $65.5 million.

Changes in the loss share indemnification asset for the periods presented were as follows:

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Balance at beginning of period	$—	$—	$63,168
Termination of FDIC loss sharing agreements	—	—	(63,168)
Balance at end of period	$—	$—	$—
The following table summarizes the changes in the clawback liability for the periods presented:

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Balance at beginning of period	$—	$—	$13,846
Termination of FDIC loss sharing agreements	—	—	(13,846)
Balance at end of period	$—	$—	$—
NOTE 6. PREMISES AND EQUIPMENT
The major components of premises and equipment are as follows:

	December 31,
	2017	2016
	(Dollars in thousands)
Land	$7,624	$7,624
Building and improvements	24,653	24,653
Furniture, fixtures and equipment	14,956	13,197
Leasehold improvements	5,164	4,454
Construction in Process	663	525
Software	3,354	3,021
Total	56,414	53,474
Less: Accumulated depreciation	(20,270)	(16,822)
Total premises and equipment, net	$36,144	$36,652
Total depreciation expense for the years ended December 31, 2017, 2016 and 2015 totaled $3.6 million, $3.6 million and $3.8 million, respectively.
Operating Leases
The Company has entered into various operating leases for premises and equipment used in its operation. Total rental expense for the years ended December 31, 2017, 2016 and 2015 totaled $7.6 million, $7.6 million, and $7.5 million, respectively.
As of December 31, 2017, future minimum lease payments under non-cancellable operating leases were as follows (in thousands):

	Years Ended December 31,
	2018	2019	2020	2021	2022	Thereafter	Total
Future minimum lease payments	$5,205	$4,707	$4,438	$3,145	$2,398	$12,431	$32,324

NOTE 7. GOODWILL AND INTANGIBLES
Goodwill and other intangible assets are summarized as follows:

	December 31,
	2017	2016
	(Dollars in thousands)
Goodwill	$81,204	$81,204

Core deposit intangible	14,370	14,370
Less: Accumulated amortization	(10,702)	(9,679)
Net core deposit intangible	$3,668	$4,691
Amortization expense for core deposit intangibles for the years ended December 31, 2017, 2016, and 2015 totaled $1.0 million, $1.2 million and $1.6 million, respectively.
The estimated amount of amortization expense for core deposit intangible assets to be recognized over the next five fiscal years is as follows:

	2018	2019	2020	2021	2022
	(Dollars in thousands)
Core deposit intangible	$1,023	$1,023	$510	$360	$360
NOTE 8. DERIVATIVES
No derivative positions held by the Company as of December 31, 2017 were designated as hedging instruments under ASC Topic 815-10. The Company is a party to interest rate derivatives that are not designated as hedging instruments. The Company uses interest rate derivative contracts, such as swaps and caps, in the normal course of business to meet the financial needs of customers. The interest rate swaps that the Company enters into with customers allow the customers to convert variable rate loans to fixed rates. At the same time the interest rate swap is entered into with the customer, an offsetting interest rate swap is entered into with another financial institution. The changes in the fair value of the swaps offset each other, except for any differences in the credit risk of the counterparties, which is determined by considering the risk rating, probability of default and loss given default of each counterparty. The Company recorded $6.8 million, $4.4 million and $5.2 million of derivative contract fees in noninterest income in the accompanying consolidated statements of income for the years ended December 31, 2017, 2016, and 2015, respectively.
In addition, the Company has entered into two risk participation agreements. The notional amount of the risk participation agreements sold was $32.5 million as of December 31, 2017. Assuming all underlying third party customers referenced in the swap agreements defaulted at December 31, 2017, there would be an immaterial amount of exposure to the Company. These risk participation agreements mature in 2021.
No credit changes in counterparty credit were identified. There was no change in the fair value of derivative assets and derivative liabilities attributable to credit risk included in noninterest expense in the consolidated statements of income for the years ended December 31, 2017, 2016, and 2015.

The following tables summarize the Company’s derivatives outstanding included in other assets and other liabilities in the accompanying consolidated balance sheets:

	Derivative Assets		Derivative Liabilities
December 31, 2017	Notional	Fair Value	Notional	Fair Value
	(Dollars in thousands)
Derivatives not designated as hedging instruments under ASC Topic 815-10
Interest rate swaps—pay floating, receive fixed	$757,887	$11,678	$380,233	$4,180
Interest rate swaps—pay fixed, receive floating	380,233	—	757,887	7,498
Interest rate caps—purchased	94,884	155	—	—
Interest rate caps—sold	—	—	94,884	155
Total derivatives	$1,233,004	$11,833	$1,233,004	$11,833

	Derivative Assets		Derivative Liabilities
December 31, 2016	Notional	Fair Value	Notional	Fair Value
	(Dollars in thousands)
Derivatives not designated as hedging instruments under ASC Topic 815-10
Interest rate swaps—pay floating, receive fixed	$708,426	$15,268	$182,848	$2,908
Interest rate swaps—pay fixed, receive floating	182,848	—	708,426	12,360
Total derivatives	$891,274	$15,268	$891,274	$15,268
The derivative transactions entered into with a financial institution are subject to an enforceable master netting arrangement. The following table summarizes the gross and net fair values of the Company’s derivatives outstanding with this counterparty included in other liabilities in the accompanying consolidated balance sheets:

December 31, 2017	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
	(Dollars in thousands)
Offsetting derivative liabilities
Counterparty A—Interest rate contracts	$11,833	$(4,491)	$7,342
Total	$11,833	$(4,491)	$7,342

December 31, 2016	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheets	Net amounts in the consolidated balance sheets
	(Dollars in thousands)
Offsetting derivative liabilities
Counterparty A—Interest rate contracts	$15,268	$(2,908)	$12,360
Total	$15,268	$(2,908)	$12,360
At December 31, 2017, the Company has pledged investment securities available for sale with a carrying amount of $25.7 million as collateral for the interest rate swaps in a liability position. The amount of collateral required to be posted by the Company varies based on the settlement value of outstanding swaps.
As of December 31, 2017 and 2016, substantially all of the floating rate terms within the interest rate contracts held by the Company were indexed to 1-month LIBOR.

The fair value of the derivative assets and liabilities are included in a table in Note 19 “Fair Value Measurements,” in the line items “Derivative assets” and “Derivative liabilities.”
NOTE 9. DEPOSITS
The following table sets forth the Company’s deposits by category:

	December 31,
	2017	2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,236,685	$905,905
Interest-bearing demand deposits	1,454,097	1,004,452
Interest-bearing NOW accounts	363,191	398,823
Savings and money market accounts	3,013,237	2,780,697
Time deposits	2,606,717	2,215,794
Total deposits	$8,673,927	$7,305,671
Time deposits $100,000 and greater	$1,983,445	$1,675,162
Time deposits greater than $250,000	1,078,702	843,683
The aggregate amount of overdraft demand deposits reclassified to loans was $1.1 million at December 31, 2017. The aggregate amount of maturities for time deposits for each of the five years following the latest balance sheet date totaled $1.59 billion, $983.0 million, $21.7 million, $7.3 million and $6.6 million, respectively. The Company holds brokered deposits through an insured deposit sweep program of $656.4 million and $693.9 million at December 31, 2017 and 2016, respectively. The Company holds brokered certificates of deposit of $85.2 million and $1.2 million at December 31, 2017 and 2016, respectively.
NOTE 10. FHLB AND OTHER BORROWINGS
Advances from the FHLB and other borrowings outstanding for the periods presented are as follows:

	December 31, 2017	Range of Contractual Interest Rates
	(Dollars in thousands)
Repayable during the years ending December 31,
2018	$270,000	1.41% - 1.59%
2019	—	—%
2020 and beyond	400,000	1.34% - 2.28%
Total FHLB advances	670,000
Securities sold under repurchase agreements	50,336	1.87% - 2.41%
Retail repurchase agreements	28,777	0.25%
Total contractual outstanding	749,113
Fair value adjustment	—
Total Borrowings	$749,113

	December 31, 2016	Range of Contractual Interest Rates

Repayable during the years ending December 31,
2017	$342,250	0.62% - 0.80%
2018	50,000	1.53%
2019 and beyond	200,000	1.34% - 1.61%
Total FHLB advances	592,250
Securities sold under repurchase agreements	131,621	1.40% - 4.35%
Retail repurchase agreements	26,386	0.25%
Total contractual outstanding	750,257
Fair value adjustment	846
Total Borrowings	$751,103
For the years ended December 31, 2017 and 2016, the Company maintained advances with the FHLB averaging $798.4 million and $612.1 million, respectively, with an average cost of approximately 1.45% and 0.94%, respectively. Substantially all FHLB advances outstanding at December 31, 2017 and 2016 had fixed interest rates. Interest expense on FHLB advances was $11.6 million, $5.8 million and $4.0 million for the years ended December 31, 2017, 2016 and 2015. The fair value adjustment on repurchase agreements was amortized as a reduction to interest expense over the remaining term of the advances using the effective yield method.
The Company pledges loans and securities as collateral for FHLB advances and FRB Discount Window borrowings. See Notes 2 and 3 to these consolidated financial statements for further information. At December 31, 2017, the Company had additional capacity to borrow from the FHLB of $1.40 billion. Also, at December 31, 2017, the Company has unused credit lines with financial institutions of $540.0 million.
NOTE 11. REGULATORY CAPITAL
The Company and the Bank are subject to regulatory capital adequacy requirements promulgated by federal regulatory agencies. The Board of Governors of the Federal Reserve System establishes capital requirements, including well capitalized standards, for the Company, and the OCC has similar requirements for the Bank. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
Banking regulations identify five capital categories for insured depository institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. As of December 31, 2017 and 2016, all capital ratios of the Company and the Bank exceeded the well capitalized levels under the applicable regulatory capital adequacy guidelines.
The ability of the Company and the Bank to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends.
Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined) to average assets (as defined). Management believes, at December 31, 2017 and 2016, that the Company and Bank met all capital adequacy requirements to which they are subject.

The Bank’s and Company’s regulatory capital levels are as follows:

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
December 31, 2017
Tier 1 leverage ratio
Company	$1,079,851	10.5%	$411,177	4.0%	$513,972	5.0%
Bank	927,426	9.2%	403,527	4.0%	504,409	5.0%
Common equity tier 1 capital ratio
Company	1,079,851	11.9%	409,482	4.5%	591,475	6.5%
Bank	927,426	10.4%	400,187	4.5%	578,047	6.5%
Tier 1 risk-based capital ratio
Company	1,079,851	11.9%	545,977	6.0%	727,969	8.0%
Bank	927,426	10.4%	533,582	6.0%	711,443	8.0%
Total risk-based capital ratio
Company	1,128,889	12.4%	727,969	8.0%	909,961	10.0%
Bank	975,663	11.0%	711,443	8.0%	889,304	10.0%

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
December 31, 2016
Tier 1 leverage ratio
Company	$891,584	10.3%	$346,518	4.0%	$433,148	5.0%
Bank	795,207	9.3%	340,856	4.0%	426,070	5.0%
Common equity tier 1 capital ratio
Company	891,584	11.9%	336,328	4.5%	485,807	6.5%
Bank	795,207	10.9%	329,194	4.5%	475,503	6.5%
Tier 1 risk-based capital ratio
Company	891,584	11.9%	448,437	6.0%	597,916	8.0%
Bank	795,207	10.9%	438,926	6.0%	585,234	8.0%
Total risk-based capital ratio
Company	930,821	12.5%	597,916	8.0%	747,395	10.0%
Bank	834,679	11.4%	585,234	8.0%	731,543	10.0%
The FDIC Order that the Bank entered into upon the acquisition of Premier American Bank requires the institution to maintain a ratio of Tier 1 common equity to total assets of at least 10% for a period of three years following its first FDIC-assisted transaction, and thereafter maintain a capital level sufficient to be well capitalized under regulatory standards during the remaining period of ownership of the investors subject to the FDIC Order. The Bank is currently subject to the well capitalized requirement but is no longer subject to the 10% Tier 1 common equity ratio requirement.
The Bank is subject to regulations of certain federal and state agencies and can be periodically examined by those authorities. As a consequence, the Bank’s business is susceptible to the impacts of federal legislation and regulations issued by, but not limited to, the Board of Governors of the Federal Reserve System, OCC and FDIC.

NOTE 12. ACCUMULATED OTHER COMPREHENSIVE INCOME
Changes in AOCI for the periods indicated are summarized as follows:

	Year Ended December 31, 2017
	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Balance at beginning of period	$(6,504)	$2,509	$(3,995)
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	24,112	(9,244)	14,868
Amounts reclassified to (gain) loss on investment securities	(3,206)	1,226	(1,980)
Balance at end of period	$14,402	$(5,509)	$8,893

	Year Ended December 31, 2016
	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Balance at beginning of period	$(15,371)	$5,928	$(9,443)
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	11,582	(4,467)	7,115
Amounts reclassified to (gain) loss on investment securities	(2,715)	1,048	(1,667)
Balance at end of period	$(6,504)	$2,509	$(3,995)

	Year Ended December 31, 2015
	Before Tax	Tax Effect	Net of Tax
	(Dollars in thousands)
Balance at beginning of period	$1,106	$(427)	$679
Unrealized gain (loss) on investment securities available for sale:
Net unrealized holdings gain (loss) arising during the period	(13,997)	5,399	(8,598)
Amounts reclassified to (gain) loss on investment securities	(2,480)	956	(1,524)
Balance at end of period	$(15,371)	$5,928	$(9,443)
NOTE 13. STOCKHOLDERS’ EQUITY
Class A and Class B Common Stock
The shares of common stock of the Company are divided into two classes: Class A common stock and Class B common stock. The Class A common stock possesses all of the voting power for all matters requiring action by holders of the Company’s common stock, with certain limited exceptions. Each share of Class B common stock is convertible into one share of Class A common stock, subject to certain restrictions. The Class A common stock is not convertible. Other than with respect to voting rights and the restrictions on transfer and conversion relating to the Class B common stock, the Class A common stock and the Class B common stock are treated equally and identically, including with respect to distributions.
In 2017 and 2016, the Company converted 188,474 and 3,545,408, respectively, Class B common shares to Class A common shares in a voluntary exchange with certain shareholders. This exchange was made on 1:1 ratio and no consideration was paid or received by the Company. Total Class B common shares issued and outstanding decreased by 188,474 and 3,545,408 while Class A common shares issued and outstanding increased by 188,474 and 3,545,408 for the years ended December 31, 2017 and 2016, respectively. This is recorded as “Exchange of B shares to A shares” in the consolidated statements of changes in stockholders’ equity.

Preferred Stock
There are 10 million preferred shares authorized and none issued and outstanding at December 31, 2017 or 2016. Preferred stock has a par value of $.001.
Treasury Stock
During the year ended December 31, 2017, the Company made no purchases of shares of Class A common stock.
During the year ended December 31, 2016 the Company repurchased 717,115 shares of Class A common stock at a weighted average price of $33.08 per share for an aggregate amount of $23.7 million from shareholders. The Company accounted for these transactions under the cost method and held 2,886,621 common shares with a cost of $77.4 million in Treasury Stock as of December 31, 2016.These transactions are recorded as “Treasury stock purchases” in the accompanying consolidated statements of changes in stockholders’ equity.
Warrants
The following table presents the activity during the year ended December 31, 2017 related to the Amended 2009 Warrants:

	Amended 2009 Warrants
	Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2017	2,685,927	$26.48
Granted	—	—
Exercised	(1,411,905)	26.24	$31,895
Forfeited	—	—
Expired	—	—
Outstanding at December 31, 2017	1,274,022	26.75	30,640	1.87
Exercisable at December 31, 2017	1,274,022	26.75	30,640	1.87
Vested at December 31, 2017	1,274,022	26.75	30,640	1.87
Vested and expected to vest at December 31, 2017	1,274,022	26.75	30,640	1.87
As of December 31, 2017, there were 1,274,022 outstanding Amended 2009 Warrants with an expiration date of November 12, 2019. There is no remaining expense to be recognized from the Amended 2009 Warrants.
NOTE 14. STOCK-BASED COMPENSATION AND OTHER BENEFIT PLANS
2009 Equity Incentive Plan
In 2009, the Company approved the 2009 Equity Incentive Plan (the “2009 Option Plan”) covering its directors, employees and affiliates. The 2009 Option Plan provided for the grant of options to acquire shares of common stock up to an aggregate of the lesser of 10% of issued common stock or 4.375 million shares of common stock. When the options are exercised, the shares issued upon such exercise will be newly issued shares.
In November 2014, the 2009 Option Plan expired on the fifth anniversary of plan’s adoption date.

The following tables present the activity during the year ended December 31, 2017 related to the 2009 Option Plan:

	2009 Option Plan
	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2017	3,107,235	$20.62
Granted	—	—
Exercised	(1,768,652)	20.58	$47,180
Forfeited	(21,322)	22.72
Expired	(2,337)	22.97
Outstanding at December 31, 2017	1,314,924	20.65	39,651	4.49
Exercisable at December 31, 2017	1,314,924	20.65	39,651	4.49
Vested at December 31, 2017	1,314,924	20.65	39,651	4.49
Vested and expected to vest at December 31, 2017	1,314,924	20.65	39,651	4.49

A summary of selected data related to stock-based compensation expense follows:

	2009 Option Plan
	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Stock-based compensation expense	$760	$1,707	$2,239
Tax benefit realized from stock awards exercised	19,070	3,622	1,618
Fair value of stock-based awards that vested during the year	1,075	1,882	2,724
Amount of cash received from exercise of awards	36,392	11,427	8,163
Total intrinsic value of awards exercised during the year	47,180	9,547	4,940

	2009 Option Plan
	December 31,
	2017	2016	2015
	(Dollars in thousands)
Unrecognized compensation expense related to stock-based compensation	$—	$569	$2,561
Weighted-average life over which expense is expected to be recognized (years)	0.00	0.78	1.72
2013 Stock Incentive Plan
In 2013, the Company approved the 2013 Stock Incentive Plan (the “2013 Incentive Plan”) covering its executive management, directors, individual consultants and employees. The 2013 Incentive Plan provides that awards may be granted under the plan with respect to an aggregate of 3,000,000 shares of common stock of the Company. Awards may be made under the 2013 Incentive Plan in the form of (a) incentive stock options, (b) options that do not qualify as incentive stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock; provided, that the number of shares of restricted stock, restricted stock units, and shares of unrestricted stock awarded under the Plan shall not exceed 500,000, in the aggregate. When the options are exercised, the shares issued upon such exercise will be newly issued shares.
2013 Incentive Plan – Stock Options
On two different dates during the year ended December 31, 2015, the Company granted an aggregate of 120,500 options with a Three Year Vesting Period from the 2013 Option Plan to employees with a weighted average exercise price of $27.36, the estimated fair value of the Company’s stock on the date of grant, and an aggregate fair value of $960 thousand. The options granted to employees expire 10 years from grant date.

Also in 2015, the Company granted 129,000 options from the 2013 Option Plan to directors that vest at a rate of 25% per calendar quarter in 2015. The options have an exercise price of $23.97, the estimated fair value of the Company’s stock on the date of grant and an aggregate fair value of $881 thousand. The options granted to directors expire 10 years from grant date.
The following tables present the activity during the year ended December 31, 2017 related to the 2013 Plan Options:

	2013 Plan Options
	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2017	2,164,258	$20.63
Granted	—	—
Exercised	(725,970)	20.18	$20,633
Forfeited	(13,335)	27.23
Expired	—	—
Outstanding at December 31, 2017	1,424,953	20.79	42,764	6.21
Exercisable at December 31, 2017	1,408,115	20.71	42,372	6.20
Vested at December 31, 2017	1,408,115	20.71	42,372	6.20
Vested and expected to vest at December 31, 2017	1,424,953	20.79	42,764	6.21
The fair value of the 2013 Plan Options granted for the years ended December 31, 2016 and 2015 were determined utilizing the Black-Scholes pricing model methodology. A summary of assumptions used to calculate the fair values of the 2013 Plan Options awards is presented below:

	2013 Plan Options
	Years Ended December 31,
	2017	2016	2015
Expected volatility	—%	24.7%	31.1%
Expected dividend yield	—%	1.25%	1.25%
Expected term (years)	0.0	6.0	6.2
Risk-free interest rate	—%	1.37%	1.63%
Weighted average grant date fair value	$—	$6.57	$7.38
The expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that the 2013 Plan Option awards are expected to be outstanding from the date of grant. The risk-free interest rate is based on the US Treasury yields for the expected term of the instrument.
A summary of selected data related to stock-based compensation expense follows:

	2013 Plan Options
	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Stock-based compensation expense	$226	$1,655	$2,002
Tax benefit realized from stock awards exercised	8,019	1,380	158
Grant date fair value of stock-based awards that vested during the year	3,732	4,313	1,181
Amount of cash received from exercise of option awards	14,652	5,186	714
Total intrinsic value of awards exercised during the year	20,633	3,888	465

	2013 Plan Options
	December 31,
	2017	2016	2015
	(Dollars in thousands)
Unrecognized compensation expense related to stock-based compensation	$41	$333	$1,633
Weighted-average life over which expense is expected to be recognized (years)	0.28	1.24	1.53
2016 Stock Incentive Plan
In 2016, the Company approved the FCB Financial Holdings, Inc. 2016 Stock Incentive Plan (the “2016 Incentive Plan”) covering its executive management, directors, individual consultants and employees. The 2016 Incentive Plan provides that awards may be granted under the plan with respect to an aggregate of 2,000,000 shares of Class A Common Stock of the Company. Awards may be made under the Plan in the form of (a) incentive stock options, (b) options that do not qualify as incentive stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock. Awards under the Plan may also be made in the form of performance awards by making the awards subject to the achievement of performance criteria described in the Plan or other performance criteria. An incentive stock option may be granted only to a person who is an employee of the Company or a parent or subsidiary of the Company on the date of grant. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan.
2016 Incentive Plan - Stock Options
In August 2016, the Company granted 827,500 options that vest in-full (i.e. cliff vesting) on the 5-year anniversary of the grant date from the 2016 Incentive Plan to employees with an exercise price of $36.11, the estimated fair value of the Company’s stock on the date of grant and an aggregate fair value of $7.1 million. The options granted to employees expire 10 years from the grant date.
On four different dates during the year ended December 31, 2017, the Company granted 37,500 options that vest in-full (i.e. cliff vesting) on the 5-year anniversary of the grant date from the 2016 Incentive Plan to employees with a weighted average exercise price of $46.89, the estimated fair value of the Company’s stock on the date of grant and an aggregate fair value of $440 thousand. The options granted to employees expire 10 years from the grant date.
The following tables present the activity during the year ended December 31, 2017 related to the 2016 Plan Options:

	2016 Plan Options
	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life (Years)
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2017	827,500	$36.11
Granted	37,500	46.89
Exercised	—	—	$—
Forfeited	(102,500)	36.11
Expired	—	—
Outstanding at December 31, 2017	762,500	36.64	10,797	8.64
Exercisable at December 31, 2017	—	—	—	—
Vested at December 31, 2017	—	—	—	—
Vested and expected to vest at December 31, 2017	762,500	36.64	10,797	8.64

The fair value of the 2016 Plan Options granted for the year ended December 31, 2017 were determined utilizing the Black-Scholes pricing model methodology. A summary of assumptions used to calculate the fair values of the 2016 Plan Options awards is presented below:

	2016 Plan Options
	December 31,
	2017	2016
Expected volatility	22.6% - 23.4%	24.0%
Expected dividend yield	1.25%	1.25%
Expected term (years)	7.5	7.5
Risk-free interest rate	2.04% - 2.17%	1.42%
Weighted average grant date fair value	$11.73	$8.62
The expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that the 2016 Plan Option awards are expected to be outstanding from the date of grant. The risk-free interest rate is based on the US Treasury yields for the expected term of the instrument.
A summary of selected data related to stock-based compensation expense for the year ended December 31, 2017 are as follows:

	2016 Plan Options
	December 31,
	2017	2016
	(Dollars in thousands)
Stock-based compensation expense	$1,431	$570
Unrecognized compensation expense related to stock-based compensation	4,882	6,563
Weighted-average life over which expense is expected to be recognized (years)	3.66	4.61
2016 Incentive Plan - Restricted Stock Awards and Restricted Stock Unit Awards
On March 29, 2016, the Compensation Committee granted 121,212 restricted shares (the “Award”) of Class A Common Stock to certain Executives. Shareholder’s approved the Plan at the 2016 Annual Meeting of Stockholders on May 16, 2016 which was determined to be the grand date of the Award. The fair value of the Awards on the grant date was $4.2 million and will be recognized as compensation expense over the requisite vesting period ending December 31, 2018. The Company recognized $1.4 million of compensation expense during the year ended December 31, 2016.
On February 7, 2017, the Compensation Committee granted certain non-employee Directors of the Company a portion of their Directors’ compensation for fiscal year 2017 in the form of restricted stock units (the “Directors’ RSU Award”). Each RSU constitutes the right to receive from the Company on the date the RSU is settled, one share of Class A Common Stock of the Company. A total of 24,800 Directors’ RSUs were granted with a grant date fair value of $1.1 million. Twenty-five percent (25%) of the RSUs vested on each of March 30, 2017, June 30, 2017, September 30, 2017 and December 31, 2017. Compensation expense was recognized on a straight-line basis over the requisite vesting period ending December 31, 2017.
On March 28, 2017, the Compensation Committee granted 83,593 restricted shares (the “Executive RSU Award”) of Class A Common Stock to certain Executives. The fair value of the Executive RSU Awards on the grant date was $4.0 million and will be recognized as compensation expense over the requisite vesting period ending December 31, 2019.
On March 28, 2017, the Compensation Committee granted a target of 73,144 and a maximum of 91,430 restricted stock units (the “Performance RSU Award”) of Class A Common Stock to a certain Executive. The total target grant date fair value of the Performance RSU Award was $3.5 million, up to a maximum of $4.4 million, and will be recognized on a straight-line basis as compensation expense over the requisite vesting period ending December 31, 2019.
On five different dates during the year ended December 31, 2017, the Company granted 81,815 restricted shares (the “Employee RSU Award”) to employees that vest in-full (i.e. cliff vesting) on the 5-year anniversary of the grant date from the 2016 Incentive Plan. The fair value of the Awards on the grant date was $4.1 million and will be recognized as compensation expense over the requisite vesting period ending on the respective 5-year anniversary of the Employee RSU Award’s grant date.

The following tables present the activity during the year ended December 31, 2017 related to restricted stock from the 2016 Plan:

	2016 Stock Incentive Plan
	Restricted Stock Awards		Restricted Stock Unit Awards		Performance Restricted Stock Unit Awards
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2017	80,808	$34.47	—	$—	—	$—
Granted	83,593	47.85	106,615	49.49	73,144	47.85
Vested	(68,268)	39.93	(18,600)	45.45	—	—
Canceled or forfeited	—	—	—	—	—	—
Outstanding at December 31, 2017	96,133	42.23	88,015	50.34	73,144	47.85
The actual number of Performance Restricted Stock Units issued at the vesting date could range from 0% to 125% of the initial grant, depending on actual performance achieved.
A summary of selected data related to stock-based compensation expense for the year ended December 31, 2017 are as follows:

	Restricted Stock Awards		Restricted Stock Unit Awards		Performance Restricted Stock Unit Awards
	December 31,		December 31,		December 31,
	2017	2016	2017	2016	2017	2016
	(Dollars in thousands)
Stock-based compensation expense	$3,672	$1,393	$1,225	$—	$968	$—
Unrecognized compensation expense related to stock-based compensation	$3,113	$2,785	$4,051	$—	$2,532	$—
Weighted-average life over which expense is expected to be recognized (years)	1.31	2.00	4.88	0.00	2.00	0.00
Florida Community Bank, N.A. 401(k) Plan
The Company sponsors the Florida Community Bank, N.A. 401(k) Plan, a tax-qualified, deferred compensation plan (the “401(k) Plan”). Under the terms of the 401(k) Plan eligible employees may contribute a portion of compensation not exceeding the limits set by law. Employees are eligible to participate in the plan after the first month following 90 days of service. The 401(k) Plan allows a matching employer contribution equal to 100% of elective deferrals that do not exceed 3% of compensation. Matching contributions are fully vested after three years of service. Total 401(k) matching employer contribution expense totaled $1.1 million, $978 thousand and $868 thousand for the years ended December 31, 2017, 2016 and 2015 respectively.
Executive Incentive Plan
During the year ended December 31, 2015, the Compensation Committee of the Board of Directors of the Company approved the adoption of the FCB Financial Holdings, Inc. Executive Incentive Plan (the “EIP”). The EIP provides for Annual Incentive Awards and Long-Term Incentive Awards, both of which are subject to achievement of specified performance goals.
Annual Incentive Awards-The Compensation Committee approved Annual Awards under the EIP in respect to the Company’s Core Pre-Tax Profits for fiscal years 2017, 2016 and 2015. The Company recognized $6.0 million, $6.0 million, and $5.1 million of compensation expense for the years ended December 31, 2017, 2016 and 2015, respectively.

Long-Term Incentive Awards-The Compensation Committee granted a Long-Term Award of cash phantom units (“CPUs”) under the Long-Term Incentive component of the EIP which covers a three-year period ending December 31, 2017 (the “Performance Period”). The value of the award is determined by the Company’s common share price at the end of the performance period. Based on the estimated value of the award, the Company recognized $105 thousand, $377 thousand and $1.1 million of compensation expense for the years ended December 31, 2017, 2016 and 2015 respectively. On January 2, 2018, upon conclusion of the Performance Period, it was determined by the Compensation Committee that the total award to be settled under this Long-Term Award plan be 103,456 shares of Class A Common Stock of the Company.
Management Long-Term Incentive Plan
During the year ended December 31, 2015, the Compensation Committee of the Board of Directors of the Company approved the FCB Financial Holdings, Inc. Management Long-Term Incentive Plan (“MLTIP”) for certain employees of the Company. The MLTIP provides participants the opportunity to receive a cash award that may be adjusted for the Company’s performance over a three year period ending on December 31, 2018.
The estimated award amount will be recognized over the three year service period beginning on January 1, 2016. The Company recognized $792 thousand and $1.1 million in compensation expense related to this plan for the years ended December 31, 2017 and 2016, respectively.
NOTE 15. BASIC AND DILUTED EARNINGS PER SHARE
Basic EPS is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the effect of common stock equivalents, including stock options, warrants and unvested shares, calculated using the treasury stock method. Common stock equivalents are excluded from the computation of diluted EPS in periods in which the effect is anti-dilutive.
The following table presents the computation of basic and diluted EPS:

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands, except share and per share data)
Net income available to common stockholders	$125,194	$99,916	$53,391
Weighted average number of common shares—basic	42,887,142	40,716,588	41,300,979
Effect of dilutive securities:
Employee stock-based compensation awards and warrants	3,233,788	2,508,576	1,992,628
Weighted average number of common shares—diluted	46,120,930	43,225,164	43,293,607
Basic earnings per share	$2.92	$2.45	$1.29
Diluted earnings per share	$2.71	$2.31	$1.23
Weighted average number of anti-dilutive equity awards	29,114	330,095	91,923
NOTE 16. INCOME TAXES
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) resulted in significant changes to the U.S. tax code, including a reduction in the maximum federal corporate income tax rate from 35% to 21%, effective January 1, 2018. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income at the time of enactment of such change in tax rates. Accordingly, the Company was required to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts. The Company performed a preliminary analysis as of December 31, 2017 and recorded an estimated $14.3 million impact for this one-time non-cash charge to the statement of income. The ultimate impact may differ from this estimate due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of the TCJA.

The components of the expense and benefit for income taxes for the periods presented are as follows:

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Current income tax expense:
Federal	$24,036	$39,528	$23,610
State	3,800	6,013	3,441
Total current income tax expense	27,836	45,541	27,051
Deferred income tax expense (benefit):
Federal	24,795	9,161	(19,157)
State	1,534	1,203	(2,238)
Total deferred income tax expense (benefit)	26,329	10,364	(21,395)
Total income tax expense (benefit)	$54,165	$55,905	$5,656
A reconciliation of the expected income tax expense or benefit at the statutory federal income tax rate of 35% to the Company’s actual income tax expense or benefit and effective tax rate for the periods presented is as follows:

	Years Ended December 31,
	2017		2016		2015
	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
Tax expense (benefit) at federal income tax rate	$62,776	35.00%	$54,537	35.00%	$20,667	35.00%
Increase (decrease) resulting from:
Bank-owned life insurance	(3,186)	(1.78)%	(1,817)	(1.17)%	(1,614)	(2.73)%
Stock compensation and excess tax benefit	(20,098)	(11.21)%	234	0.15%	729	1.23%
Dividends received deduction	(1,631)	(0.91)%	(1,919)	(1.23)%	(2,104)	(3.56)%
GFB NUBIL Revaluation	—	—%	—	—%	(4,954)	(8.39)%
NOL Valuation Allowance	—	—%	—	—%	(9,061)	(15.35)%
State tax, net of federal benefit	3,528	1.97%	4,777	3.07%	1,619	2.74%
Federal tax rate change	14,301	7.97%	—	—%	—	—%
Other	(1,525)	(0.85)%	93	0.06%	374	0.62%
Total	$54,165	30.19%	$55,905	35.88%	$5,656	9.56%
Deferred income tax assets and liabilities reflect the tax effect of estimated temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for the same items for income tax reporting purposes.

The significant components of the net deferred tax assets and liabilities for the periods presented are as follows:

	December 31,
	2017	2016
	(Dollars in thousands)
Deferred tax assets:
Excess tax basis over carrying value of assets:
Other real estate owned	$1,456	$12,991
Total	1,456	12,991
Excess carrying value over tax basis of liabilities:
Repo Loans	—	324
Total	—	324
Net operating loss carry forward:
Federal	5,755	9,287
State	534	921
Total	6,289	10,208
Amortization	11,717	21,555
Depreciation	—	660
Unrealized losses on securities available for sale	—	2,509
Allowance for loan losses	11,087	12,807
Non-qualified stock options and restricted stock	3,869	7,695
Other	469	2,696
Gross deferred tax assets	34,887	71,445
Valuation allowance	—	—
Gross deferred tax assets, net of valuation allowance	34,887	71,445
Deferred tax liabilities:
Loans	(947)	(7,542)
Depreciation	(239)	—
Restricted securities	(1,475)	(2,260)
Unrealized gains on securities available for sale	(3,594)	—
Other	(1,589)	(252)
Gross deferred tax liabilities	(7,844)	(10,054)
Deferred tax assets (liabilities), net	$27,043	$61,391
At December 31, 2017, the Company had deferred tax assets for federal and state net operating losses of $5.8 million and $534 thousand, respectively. The federal and state net operating loss carryforwards are attributable to the acquisition of Great Florida Bank and are subject to an annual limitation. These deferred tax assets for net operating losses will expire in years 2028 through 2034.
The Company records a valuation allowance to reduce its deferred tax assets if, based on the weight of available evidence, both positive and negative, for each respective tax jurisdiction, it is more likely than not that some portion or all of such deferred tax assets will not be realized. Management believes the Company will realize the benefits from certain federal and state net operating loss carryforwards and as such, in 2015, reversed the valuation allowance of $9.1 million previously provided on the deferred tax assets for federal and state net operating loss carryforwards. The reversal of the valuation allowance on the deferred tax assets was recognized as a reduction of income tax expense.
The Company is subject to U.S. federal income tax as well as state income tax for Florida and New York.
The Company had no uncertain tax positions at December 31, 2017, 2016 or 2015. The Company’s policy is to classify interest and penalties associated with income taxes within other expenses. The Company did not incur interest or penalties associated with income taxes at December 31, 2017, 2016 or 2015.

NOTE 17. COMMITMENTS AND CONTINGENCIES
The Company issues off-balance sheet financial instruments in connection with its lending activities and to meet the financing needs of its customers. These financial instruments include commitments to fund loans and lines of credit as well as commercial and standby letters of credit. These commitments expose the Company to varying degrees of credit and market risk which are essentially the same as those involved in extending loans to customers. The Company follows the same credit policies in making commitments as it does for instruments recorded on the Company’s consolidated balance sheet. Collateral is obtained based on management’s assessment of the customer’s credit risk.
The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company’s reserve for unfunded commitments totaled $1.1 million as of December 31, 2017 and $1.6 million as of December 31, 2016.
Fees collected on off-balance sheet financial instruments represent the fair value of those commitments and are deferred and amortized over their term.
Financial Instruments Commitments
Unfunded commitments are as follows:

	December 31,
	2017	2016
	(Dollars in thousands)
Commitments to fund loans	$926,405	$724,380
Unused lines of credit	571,587	410,068
Commercial and standby letters of credit	46,520	26,200
Total	$1,544,512	$1,160,648
Commitments to fund loans:
Commitments to fund loans are agreements to lend funds to customers as long as there is no violation of any condition established in the contract. To accommodate the financial needs of customers, the Company makes commitments under various terms to lend funds to consumers and businesses. Commitments to fund loans generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many of these commitments are expected to expire without being funded and, therefore, the total commitment amounts do not necessarily represent future liquidity requirements.
The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral required in connection with a commitment to fund is based on management’s credit evaluation of the counterparty.
Unused lines of credit:
Unfunded commitments under lines of credit include commercial, commercial real estate, home equity and consumer lines of credit to existing customers. Some of these commitments may mature without being fully funded.
Commercial and standby letters of credit:
Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Letters of credit are primarily issued to support trade transactions or guarantee arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

Other Commitments and Contingencies
Legal Proceedings
The Company, from time to time, is involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of any such proceedings cannot be predicted with certainty, it is the opinion of management, based upon advice of legal counsel, that no proceedings exist, either individually or in the aggregate, which, if determined adversely to the Company, would have a material effect on the Company’s consolidated balance sheet, results of operations or cash flows.
NOTE 18. PARENT COMPANY FINANCIAL STATEMENTS
Condensed Balance Sheets of FCB Financial Holdings, Inc. (Parent company only) for the periods presented are as follows:
PARENT COMPANY
CONDENSED BALANCE SHEETS

	December 31,
	2017	2016
	(Dollars in thousands)
Assets:
Cash and due from banks	$10,271	$18,126
Available for sale securities	179,815	129,970
Investment in bank subsidiary	1,025,677	885,296
Other assets	13,894	9,874
Total assets	$1,229,657	$1,043,266
Liabilities and stockholders’ equity:
Total liabilities	50,783	61,182
Stockholders’ equity	1,178,874	982,084
Total liabilities and stockholders’ equity	$1,229,657	$1,043,266

Condensed Statements of Income of FCB Financial Holdings, Inc. (Parent company only) for the periods presented are as follows:
PARENT COMPANY
CONDENSED STATEMENTS OF INCOME

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Income:
Interest and dividends on investment securities	$8,079	$7,831	$8,602
Gain (loss) on investment securities	2,032	(586)	688
Total income	10,111	7,245	9,290
Expense:
Interest on borrowings	770	884	551
Stock-based compensation expense	1,126	577	829
Professional services	922	707	950
Directors fees	401	800	598
Insurance expense	768	1,034	1,505
Other noninterest expense	8,372	7,261	6,500
Total expense	12,359	11,263	10,933
Income (loss) before income taxes and equity in undistributed income of subsidiaries	(2,248)	(4,018)	(1,643)
Income tax expense (benefit)	(5,494)	(3,671)	(2,901)
Income (loss) before equity in undistributed income of subsidiaries	3,246	(347)	1,258
Equity in income of subsidiary	121,948	100,263	52,133
Net income	$125,194	$99,916	$53,391

Condensed Statements of Comprehensive Income of FCB Financial Holdings, Inc. (Parent company only) for periods presented are as follows:
PARENT COMPANY
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Net income	$125,194	$99,916	$53,391
Other comprehensive income (loss):
Unrealized net holding gains (losses) on investment securities available for sale, net of taxes of $(1,644), $(620), and $(227), respectively	2,685	988	362
Reclassification adjustment for (gains) losses on investment securities available for sale included in net income, net of taxes of $1,050, $63, and $384, respectively	(1,696)	(100)	(612)
Total other comprehensive income (loss)	989	888	(250)
Total comprehensive income	$126,183	$100,804	$53,141

Condensed Statements of Cash Flows of FCB Financial Holdings, Inc. (Parent company only) for periods presented are as follows:
PARENT COMPANY
CONDENSED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$125,194	$99,916	$53,391
Adjustments to reconcile net income to net cash used in operating activities:
Equity in earnings of subsidiaries	(121,948)	(100,263)	(52,133)
Amortization (accretion) of premium (discount) on investment securities	(13)	—	—
(Gain) loss on investment securities	(2,032)	586	(688)
Stock-based compensation and warrant expense	1,124	577	829
Depreciation of premises and equipment	—	—	1
Deferred tax expense	3,126	(735)	1,272
Net change in operating assets and liabilities:
(Increase)/decrease in due from subsidiaries	(472)	4,478	8,476
Increase/(decrease) in due to subsidiaries	(1,745)	1,745	(1,979)
Net change in other assets	1,332	1,382	1,052
Net change in other liabilities	(8,109)	(4,365)	(2,806)
Net cash provided by (used in) operating activities	(3,543)	3,321	7,415
Cash flows from investing activities:
Purchases of investment securities available for sale	(102,988)	(67,934)	(169,728)
Sales of investment securities available for sale	56,791	106,347	110,649
Payments and maturities of investment securities	—	—	2,005
Capital contribution	—	—	(35,000)
Net cash provided by (used in) investing activities	(46,197)	38,413	(92,074)
Cash flows from financing activities:
Repurchase common stock	—	(23,738)	(34,884)
Exercise of stock options	50,670	17,042	8,793
Excess tax benefit from share-based payments	—	2,110	2,048
Net change in repurchase agreements	(8,785)	(28,134)	87,254
Net cash provided by (used in) financing activities	41,885	(32,720)	63,211
Net Change in Cash	(7,855)	9,014	(21,448)
Cash at Beginning of Period	18,126	9,112	30,560
Cash at End of Period	$10,271	$18,126	$9,112

NOTE 19. FAIR VALUE MEASUREMENTS
When determining the fair value measurements for assets and liabilities and the related fair value hierarchy, the Company considers the principal or most advantageous market in which it would transact and the assumptions that market participants would use when pricing the asset or liability. When possible, the Company looks to active and observable markets to price identical assets or liabilities. When identical assets and liabilities are not traded in active markets, the Company looks to market observable data for similar assets and liabilities. It is the Company’s policy to maximize the use of observable inputs, minimize the use of unobservable inputs and use unobservable inputs to measure fair value to the extent that observable inputs are not available. The need to use unobservable inputs generally results from the lack of market liquidity, resulting in diminished observability of both actual trades and assumptions that would otherwise be available to value instruments, or the value of underlying collateral is not market observable. Although third party price indications may be available for an asset or liability, limited trading activity would make it difficult to support the observability of these quotations.
Financial Instruments Carried at Fair Value on a Recurring Basis
The following is a description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the general classification of each instrument under the valuation hierarchy.
Investment Securities—Investment securities available for sale are carried at fair value on a recurring basis. When available, fair value is based on quoted prices for the identical security in an active market and as such, would be classified as Level 1. If quoted market prices are not available, fair values are estimated using quoted prices of securities with similar characteristics, discounted cash flows or matrix pricing models. Investment securities available for sale for which Level 1 valuations are not available are classified as Level 2 if the valuation incorporates primarily observable inputs. Level 2 securities include U.S. Government agencies and sponsored enterprises obligations and agency mortgage-backed securities; state and municipal obligations; asset-backed securities; and corporate debt and other securities. Pricing of these securities is generally spread driven.
Observable inputs that may impact the valuation of these securities include benchmark yield curves, credit spreads, reported trades, dealer quotes, bids, issuer spreads, current rating, historical constant prepayment rates, historical voluntary prepayment rates, structural and waterfall features of individual securities, published collateral data, and for certain securities, historical constant default rates and default severities.
Interest Rate Derivatives—Interest rate derivatives are reported at estimated fair value utilizing Level 2 inputs and are included in other assets and other liabilities and consist of interest rate swaps and caps where there is no significant deterioration in the counterparties (loan customers) credit risk since origination of the interest rate swap or cap. The Company values its interest rate swap and cap positions using market prices provided by a third party which uses primarily observable market inputs. Interest rate derivatives are further described in Note 8 “Derivatives.”
For purposes of potential valuation adjustments to our derivative positions, the Company evaluates the credit risk of its counterparties as well as its own credit risk. Accordingly, the Company has considered factors such as the likelihood of default, expected loss given default, net exposures and remaining contractual life, among other things, in determining if any estimated fair value adjustments related to credit risk are required. The Company reviews counterparty exposure quarterly, and when necessary, appropriate adjustments are made to reflect the exposure.
For the years ended December 31, 2017, 2016 or 2015, the Company has not realized any losses due to a counterparty’s inability to pay any net uncollateralized position. As of December 31, 2017, there were no interest rate derivatives classified as Level 3.
Clawback liability—The fair value of the FDIC clawback liability was estimated using a discounted cash flow technique based on projected cash flows related to the resolution of Covered Assets and a discount rate using a risk free rate, plus a premium that took into account the Company’s credit risk, resulting in Level 3 classification.
On March 4, 2015, the Bank entered into an agreement with the FDIC to terminate all loss sharing agreements which were entered into in 2010 and 2011 in conjunction with the Bank’s acquisition of substantially all of the assets and assumption of substantially all of the liabilities of six failed banks in FDIC-assisted acquisitions. Under the early termination, all rights and obligations of the Bank and the FDIC under the loss share agreements, including the clawback liability, have been eliminated.

The following table presents the assets and liabilities measured at fair value on a recurring basis:

	December 31, 2017
	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$42,838	$—	$42,838
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	595,237	—	595,237
State and municipal obligations	—	26,172	—	26,172
Asset-backed securities	—	610,546	—	610,546
Corporate bonds and other debt securities	55,970	699,933	—	755,903
Preferred stocks and other equity securities	12,954	77,153	—	90,107
Derivative assets—Interest rate contracts		11,833	—	11,833
Total	$68,924	$2,063,712	$—	$2,132,636
Liabilities:
Derivative liabilities—Interest rate contracts	$—	$11,833	$—	$11,833
Total	$—	$11,833	$—	$11,833

	December 31, 2016
	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Assets:
U.S. Government agencies and sponsored enterprises obligations	$—	$16,314	$—	$16,314
U.S. Government agencies and sponsored enterprises mortgage-backed securities	—	558,446	—	558,446
State and municipal obligations	—	27,679	—	27,679
Asset-backed securities	—	577,823	—	577,823
Corporate bonds and other debt securities	53,517	505,777	—	559,294
Preferred stocks and other equity securities	6,908	129,970	—	136,878
Derivative assets—Interest rate contracts	—	15,268	—	15,268
Total	$60,425	$1,831,277	$—	$1,891,702
Liabilities:
Derivative liabilities—Interest rate contracts	$—	$15,268	$—	$15,268
Total	$—	$15,268	$—	$15,268
The Company’s policy is to recognize transfers into or out of a level of the fair value hierarchy as of the end of the reporting period. There were no financial assets transferred from level 2 to level 1 of the fair value hierarchy during the year ended December 31, 2017. There were $53.5 million of transfers of financial assets between levels of the fair value hierarchy during the year ended December 31, 2016.

The following table reconciles changes in the fair value of liabilities measured at fair value on a recurring basis and classified in level 3 of the fair value hierarchy for the periods presented:

	Years Ended December 31,
	2017	2016	2015
	Clawback Liability	Clawback Liability	Clawback Liability
	(Dollars in thousands)
Balance at beginning of period	$—	$—	$13,846
Termination of FDIC loss sharing agreements	—	—	(13,846)
Balance at end of period	$—	$—	$—
For the years ended December 31, 2017 and 2016, there was not a change in the methods or significant assumptions used to estimate fair value.
Financial Instruments Measured at Fair Value on a Non-Recurring Basis
The following is a description of the methodologies used to estimate the fair values of assets and liabilities measured at fair value on a non-recurring basis, and the level within the fair value hierarchy in which those measurements are typically classified.
Impaired loans and OREO—The carrying amount of collateral dependent impaired loans is typically based on the fair value of the underlying collateral, which may be real estate or other business assets, less estimated costs to sell. The carrying value of OREO is initially measured based on the fair value, less estimated cost to sell, of the real estate acquired in foreclosure and subsequently adjusted to the lower of cost or estimated fair value, less estimated cost to sell. Fair values of real estate collateral are typically based on real estate appraisals which utilize market and income valuation techniques incorporating both observable and unobservable inputs. When current appraisals are not available, the Company may use brokers’ price opinions, home price indices, or other available information about changes in real estate market conditions to adjust the latest appraised value available. These adjustments to appraised values may be subjective and involve significant management judgment. The fair value of collateral consisting of other business assets is generally based on appraisals that use market approaches to valuation, incorporating primarily unobservable inputs. Fair value measurements related to collateral dependent impaired loans and OREO are classified within level 3 of the fair value hierarchy.
The following table shows significant unobservable inputs used in the non-recurring fair value measurement of level 3 assets and liabilities:

Level 3 Assets:	December 31, 2017	December 31, 2016	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
(Dollars in thousands)
Impaired loans	$6,153	$8,878	Third party appraisals and discounted cash flows	Collateral discounts and discount rates	0% - 100% (7.6%)
Other real estate owned	14,906	19,228	Third party appraisals	Collateral discounts and estimated cost to sell	10%
The following table provides information about certain assets measured at fair value on a non-recurring basis:

	Years Ended December 31,
	2017	2016	2015
	(Dollars in thousands)
Negative valuation adjustments:
Impaired loans	$—	$700	$1,071
Foreclosed real estate	670	1,219	674
Impairment charges resulting from the non-recurring changes in fair value of underlying collateral of impaired loans are included in the provision for loan losses in the consolidated statement of income. Impairment charges resulting from the non-recurring changes in fair value of OREO are included in other real estate and acquired assets resolution expenses in the consolidated statement of income.

The carrying amounts and estimated fair values, as well as the level within the fair value hierarchy, of the Company’s financial instruments are as follows:

December 31, 2017	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial Assets:
Cash and cash equivalents	$115,921	$115,921	$115,921	$—	$—
Available for sale securities	2,120,803	2,120,803	68,924	2,051,879	—
FHLB and other bank stock	56,881	56,881	—	56,881	—
Loans, net	7,930,639	7,877,094	—	—	7,877,094
Loans held for sale	12,736	12,736	—	12,736	—
Bank-owned life insurance	201,069	201,069	—	201,069	—
Derivative assets—Interest rate contracts	11,833	11,833	—	11,833	—

Financial Liabilities:
Deposits	$8,673,927	$8,664,125	$—	$8,664,125	$—
Advances from the FHLB and other borrowings	749,113	740,941	—	740,941	—
Derivative liabilities—Interest rate contracts	11,833	11,833	—	11,833	—

December 31, 2016	Carrying Value	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Financial Assets:
Cash and cash equivalents	$83,876	$83,876	$83,876	$—	$—
Available for sale securities	1,876,434	1,876,434	60,425	1,816,009	—
FHLB and other bank stock	51,656	51,656	—	51,656	—
Loans, net	6,596,997	6,556,914	—	—	6,556,914
Loans held for sale	20,220	20,220	—	20,220	—
Bank-owned life insurance	198,438	198,438	—	198,438	—

Derivative assets—Interest rate contracts	15,268	15,268	—	15,268	—
Financial Liabilities:
Deposits	$7,305,671	$7,306,148	$—	$7,306,148	$—
Advances from the FHLB and other borrowings	751,103	745,855	—	745,855	—
Derivative liabilities—Interest rate contracts	15,268	15,268	—	15,268	—
Certain financial instruments are carried at amounts that approximate fair value due to their short-term nature and generally negligible credit risk. Financial instruments for which fair value approximates the carrying amount at December 31, 2017 and 2016, include cash and cash equivalents.
The following methods and assumptions were used to estimate the fair value of each class of financial instruments. Estimates may differ from actual exit value as defined by ASC Topic 820.
FHLB and Other Bank Stock:
FHLB and other bank stock can be liquidated only by redemption by the issuer, as there is no market for these securities. These securities are carried at par, which has historically represented the redemption price and is therefore considered to approximate fair value.

Loans:
Fair values for loans are based on a discounted cash flow methodology that considers various factors, including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan, whether or not the loan was amortizing and current discount rates. Loans are grouped together according to similar characteristics and are treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable credit risk and include adjustments for liquidity concerns. The ALL is considered a reasonable estimate of the required adjustment to fair value to reflect the impact of credit risk.
Loans Held for Sale:
Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.
Bank-owned Life Insurance:
The Company holds life insurance policies on certain officers. The carrying value of these policies approximates fair value as it is based on the cash surrender value adjusted for other charges or amounts due that are probable at settlement.
Deposits:
The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using discounted cash flow analysis and using the rates currently offered for deposits of similar remaining maturities.
Advances from the FHLB and Other Borrowings:
The fair value of advances from the FHLB and other borrowings are estimated by discounting the future cash flows using the current rate at which similar borrowings with similar remaining maturities could be obtained.
NOTE 20. QUARTERLY FINANCIAL DATA (UNAUDITED)
The summary quarterly financial information set forth below for each of the last eight quarters has been derived from the Company’s unaudited interim consolidated financial statements and other financial information. The summary historical quarterly financial information includes all adjustments consisting of normal recurring accruals that the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods.

The information below is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated historical financial statements and the related notes thereto included in this Form 10-K filing.

	Quarters Ended December 31, 2017
	Q4	Q3	Q2	Q1
	(Dollars in thousands, except per share data)
Selected Income Statement data:
Interest income	$101,490	$96,816	$90,573	$85,222
Interest expense	23,376	21,035	18,686	15,552
Net interest income	78,114	75,781	71,887	69,670
Provision for loan losses	2,786	2,871	2,115	1,643
Net interest income after provision for loan losses	75,328	72,910	69,772	68,027
Noninterest income	7,731	8,425	8,873	9,987
Noninterest expense	36,119	35,239	35,252	35,084
Income before income tax expense	46,940	46,096	43,393	42,930
Income tax expense	27,976	13,936	8,312	3,941
Net income	$18,964	$32,160	$35,081	$38,989
Earnings per share:
Basic	$0.43	$0.74	$0.82	$0.93
Diluted	$0.41	$0.70	$0.76	$0.86

	Quarters Ended December 31, 2016
	Q4	Q3	Q2	Q1
	(Dollars in thousands, except per share data)
Selected Income Statement data:
Interest income	$85,580	$80,800	$77,208	$75,728
Interest expense	14,514	13,522	12,278	11,286
Net interest income	71,066	67,278	64,930	64,442
Provision for loan losses	2,249	1,990	1,976	1,440
Net interest income after provision for loan losses	68,817	65,288	62,954	63,002
Noninterest income	7,919	8,142	8,222	5,434
Noninterest expense	33,646	33,036	33,975	33,300
Income before income tax expense	43,090	40,394	37,201	35,136
Income tax expense	15,194	14,330	13,697	12,684
Net income	$27,896	$26,064	$23,504	$22,452
Earnings per share:
Basic	$0.68	$0.64	$0.58	$0.55
Diluted	$0.64	$0.60	$0.55	$0.52

NOTE 21. SUBSEQUENT EVENTS
Acquisitions
Floridian Community Bank
On November 27, 2017, the Company announced the signing of a definitive agreement for FCB Financial Holdings, Inc. to acquire Floridian Community Holdings, Inc., the parent company of Floridian Community Bank (“Floridian”). On February 5, 2018, the Company announced it had received approval from both the Federal Reserve Bank of Atlanta and the Office of the Comptroller of the Currency of its applications for the acquisition of Floridian. On February 20, 2018, Floridian shareholders approved the merger. Floridian, founded in 2003, is a state-chartered bank with 5 full-service branches located in South Florida. Under the terms of the merger agreement, which has been unanimously approved by the Board of each company, the transaction is expected to close in March of 2018, subject to certain customary closing conditions.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 9A. Controls and Procedures
Evaluation of Disclosure Controls and Procedures
The Company’s Chief Executive Officer and Chief Financial Officer have evaluated the Company’s disclosure controls and procedures as of the end of the period covered by this report. Based upon that evaluation, they have concluded that the Company’s disclosure controls and procedures are effective in ensuring that information required to be disclosed is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and are also designed to ensure that the information required to be disclosed in the reports filed or submitted under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosures.
Internal Control over Financial Reporting
The Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, based on the 2013 updated framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. Based upon its assessment, management has concluded that, as of December 31, 2017, the Company’s internal control over financial reporting is effective based on the criteria established in Internal Control—Integrated Framework.
Changes in Internal Control over Financial Reporting
There have been no changes in the Company’s internal control over financial reporting during the period ended December 31, 2017 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Management’s Report on Internal Control over Financial Reporting
Management’s report set forth on page F-2.
Item 9B. Other Information
None.